Exhibit 2.1




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 NEOSTEM, INC.,

                              CBH ACQUISITION LLC,

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.

                                       AND

                         CHINA BIOPHARMACEUTICALS CORP.

                                November 2, 2008

                               TABLE OF CONTENTS



                                  EXHIBIT INDEX

Exhibit A - Class B Warrant
Exhibit B - Class C Warrant
Exhibit C - CBH Lock-Up and Voting Agreement
Exhibit D - Escrow Agreement
Exhibit E - Support Agreement
Exhibit F - Erye Letter of Intent to Enter into Amended and Restated Joint
            Venture Agreement
Exhibit G - CBH  Liability  Release
Exhibit H - Amended and Restated Erye Joint Venture Agreement
Exhibit I - NeoStem Lock-Up and Voting Agreement

                                                               LS Draft 10/30/08

                          AGREEMENT AND PLAN OF MERGER

            This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the 2nd day of November, 2008, by and among NeoStem, Inc., a Delaware corporation ("NeoStem"), CBH Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of NeoStem ("Subco"), China Biopharmaceuticals Holdings, Inc., a Delaware corporation ("CBH") and China Biopharmaceutical Corp., a British Virgin Islands corporation ("CBC"). NeoStem, Subco and CBH are sometimes collectively referred to as the "Parties"; each individually a "Party".

                             PRELIMINARY STATEMENTS

            A. NeoStem is engaged in a platform business of operating a commercial autologous adult stem cell bank, is pioneering the pre-disease collection, processing and long-term storage of stem cells from adult donors for use for their own future medical treatment and has entered into research and development through the acquisition of a worldwide exclusive license of technology to identify and isolate very small embryonic-like stem cells.

            B. CBH is a pharmaceutical company focused on developing, manufacturing and distributing drugs in the PRC. CBH is a holding company with two subsidiaries, Suzhou Erye Pharmaceuticals Company Ltd. ("Erye"), a Sino-Foreign joint venture with limited liability organized under the laws of the People's Republic of China (the "PRC"), and CBC. Erye is engaged in the production and sale of injection drugs, capsule drugs, API and aluminum caps for injection glass vials.

            C. NeoStem desires to acquire CBH's 51% ownership interest ("Erye Ownership") in Erye plus net cash which shall not be less than $550,000 after payment of all litigation expenses and CBH Payable Obligations (the "Minimum Cash"). Prior to the Merger (as defined below), CBH will spin off all of its shares of CBC Common Stock (as defined herein) to CBH's shareholders in a liquidating distribution (the "Spin-Off") so that the only material assets of CBH following the Spin-Off will be the Erye Ownership and cash.

            D. NeoStem desires to acquire the Erye Ownership through the merger of CBH (after the Spin-off) with and into Subco, with Subco as the surviving entity (the "Merger"). The Merger is intended to be a tax-free merger under
Section 368(a)(1)(A) of the Internal Revenue Code (the "Code"). Each of the Parties has determined that the Merger is consistent with and in furtherance of its respective long-term business strategies and desires to combine their respective businesses and for the holders of shares of CBH Common Stock and/or shares of CBH Preferred Stock (each, as defined herein) ("CBH Stockholders") to have a continuing equity interest in the combined NeoStem/Erye businesses through the ownership of NeoStem securities.

            E. Pursuant to the terms and subject to the conditions set forth in this Agreement as consideration in the Merger, NeoStem shall issue to the CBH Stockholders the following (collectively, the "Exchanged Securities"):

                  1. 7,500,000 shares of NeoStem Common Stock (as defined herein) (the "Exchanged Common Shares") (of which 150,000 shares shall be delivered to the Escrow Agent to be held in escrow pursuant to the Escrow Agreement annexed as Exhibit D) to be issued to the holders of CBH Common Stock (inclusive of any CBH Common Stock issued upon exercise of any CBH Common Stock Purchase Warrants prior to the Closing);

                  2. (a) 5,383,009 shares of NeoStem Common Stock ("RimAsia Exchanged Common Shares"), (b) 6,977,512 shares of NeoStem Series C Convertible Preferred Stock (as defined herein), each with a liquidation preference of $1.125 and convertible to shares of NeoStem Common Stock at $.90 ("RimAsia Exchanged Preferred Shares") and (c) Class B warrants (the "Class B Warrants") to purchase 2,400,000 shares of NeoStem Common Stock at $0.80 per share under the Class B Warrant Agreement, a copy of which is attached hereto as Exhibit A (collectively, the RimAsia Exchanged Common Shares, the RimAsia Exchanged Preferred Shares and the Class B Warrants are referred to as the "RimAsia Exchanged Securities"), to be issued to RimAsia Capital Partners, L.P. ("RimAsia"); and

                  3. subject to acceptance by the holders of CBH Common Stock Purchase Warrants to purchase an aggregate of up to 7,831,684 shares of CBH Common Stock (collectively, the "CBH Common Stock Purchase Warrants"), Class C warrants (the "Class C Warrants") to purchase up to 2,012,097 shares of NeoStem Common Stock at an exercise price equal to $2.50 per share under the Class C Warrant Agreement, the form of which is attached here to as Exhibit B, to be issued to such holders of CBH Common Stock Purchase Warrants.

            E. The respective Boards of Directors (or committees thereof) of NeoStem, Subco and CBH have determined that the Merger, in the manner contemplated herein, is desirable and in the best interests of their respective stockholders and, by resolutions duly adopted, have approved and adopted this Agreement.

            NOW, THEREFORE, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

      1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), CBH shall be merged with and into Subco at the Effective Time. As a result of the Merger, the separate existence of CBH shall cease and Subco shall continue its existence under the laws of the State of Delaware. Subco, in its capacity as the limited liability company surviving the Merger, is hereinafter sometimes referred to as the "Surviving Company."

      1.2 Effective Time. As promptly as possible on the Closing Date (as defined herein), the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") a certificate of merger (the "Certificate of Merger") in such form as is required by Section 18-209 of the Delaware Limited Liability Company Act ("DLLCA") and executed in accordance with the DLLCA. The Merger shall become effective (the "Effective Time") when the Certificate of Merger has been filed with the Delaware Secretary of State, which filing shall occur on the Closing Date, or at such later time as shall be agreed upon by NeoStem and CBH and specified in the Certificate of Merger. Prior to the filing referred to in this
Section 1.2, a closing (the "Closing") shall be held at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 or such other place as the parties may agree, as soon as practicable (but in any event within five Business Days (as defined herein)) following the date upon which all conditions set forth in Article V hereof have been satisfied or waived, or at such other date as NeoStem and CBH may agree, provided that the conditions set forth in Article V have been satisfied or waived at or prior to such date. The date on which the Closing takes place is referred to herein as the "Closing Date." For all tax purposes, the Closing shall be effective at the end of the day on the Closing Date. For purposes of this Agreement, the term "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

      1.3 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in Section 18-209(g) of the DLLCA.

      1.4 Certificate of Formation and Operating Agreement. At the Effective Time, (i) the certificate of formation of the Surviving Company as in effect immediately prior to the Effective Time shall be amended as of the Effective Time so as to contain the provisions, and only the provisions, contained immediately prior thereto in the certificate of formation of Subco, except for Article FIRST thereof which may be revised to change the name of the limited liability company as mutually agreed to by the parties hereto, and (ii) the limited liability company agreement of Subco in effect immediately prior to the Effective Time shall be the limited liability company agreement of the Surviving Company; in each case until amended in accordance with applicable law.

      1.5 Managers and Officers of the Surviving Company. From and after the Effective Time, individuals designated by NeoStem prior to the Effective Time shall be the officers of the Surviving Company and the managers of Subco, if any, shall be the managers of the Surviving Company, in each case until their respective successors are duly elected and qualified. On or prior to the Closing Date, CBH shall deliver to NeoStem a written resignation, in form and substance satisfactory to NeoStem, from each director and officer of CBH, effective as of the Effective Time.


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

                                  ARTICLE II.

                    CONVERSION AND DISTRIBUTION OF SECURITIES

      2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of NeoStem, Subco or CBH or their respective stockholders or members, as the case may be:

            2.1.1 Each membership interest of Subco issued and outstanding immediately prior to the Effective Time shall be converted into a membership interest of the Surviving Company. Such membership interests shall thereafter constitute all of the issued and outstanding equity of the Surviving Company, so that NeoStem shall own all of the membership interests in, and equity of, the Surviving Company.

            2.1.2 Subject to the other provisions of this Article II, all of the shares of CBH Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive in the aggregate all of the Exchanged Common Shares so that all of the holders of CBH Common Stock (inclusive of any CBH Common Stock issued upon exercise of any CBH Common Stock Purchase Warrants) shall be entitled to receive 7,500,000 shares of NeoStem Common Stock in the aggregate (of which 150,000 shares shall be delivered to the Escrow Agent to be held in escrow pursuant to the Escrow Agreement annexed as Exhibit D).

            2.1.3 Each share of capital stock of CBH held in the treasury of CBH shall be canceled and retired and no payment shall be made in respect thereof.

            2.1.4 All of the shares of CBH Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into all of the RimAsia Exchanged Securities subject to cancellation of the RimAsia CBH Warrants as specified in Section 2.2.1.

            2.1.5 Dissenting Shares (as defined herein) shall, by virtue of the Merger, be cancelled and extinguished and converted into the right to receive payment provided for by Section 262 of the DGCL, in accordance with the provisions of Section 2.5.

      2.2 Distributions; Exchange Ratio; Fractional Shares; Adjustments.

            2.2.1 Pursuant to a CBH Lock-Up and Voting Agreement, dated as of the date hereof, among RimAsia, the CBH Preferred Stockholders, each director and officer of each of CBH, CBH, Erye, EET, Dr. Wang Taihua and NeoStem, a copy of which is attached hereto as Exhibit C (the "CBH Lock-Up and Voting Agreement"), RimAsia has consented to the treatment set forth in Section 2.1.4 above and agreed, upon the effectiveness of the Merger, to cancel the Common Stock Purchase Warrant to purchase up to 12 million shares of CBH Common Stock issued to RimAsia on June 30, 2006 and modified on November 16, 2007 ("Modified Warrants"), and the Additional Common Stock Purchase Warrants (No. R-2) issued to RimAsia on November 16, 2007 ("Additional Warrants, and collectively with the Modified Warrants, the "RimAsia CBH Warrants") and exchange all of its interest in CBH, including but not limited to all of the CBH Series B Preferred Stock outstanding for the RimAsia Exchanged Securities.


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


            2.2.2 Pursuant to the CBH Lock-Up and Voting Agreement, the holders of the CBH Series A Preferred Stock have consented to the Merger and have agreed to cancel and cause to be terminated such holders' shares of CBH Series A Preferred Stock as set forth in Section 2.7 and to cancel any CBH Warrants held by such holders.

            2.2.3 As soon as practical after the effectiveness of the Merger, each holder of CBH Common Stock shall receive, for each share of CBH Common Stock held by such CBH common shareholder, a fraction of a share of NeoStem Common Stock equal to the Exchange Ratio (as defined herein).

            2.2.4 The "Exchange Ratio" shall be equal to the quotient of 7,350,000 divided by the sum of (x) the number of shares of CBH Common Stock outstanding at the Effective Time, and (y) the number of shares of CBH Common Stock issuable upon exercise of in-the-money warrants of CBH immediately prior to the Effective Time subject to adjustment as set forth herein. Any Escrow Shares shall be distributed pro rata to the same record shareholders as the initial distribution.

            2.2.5 No certificates for fractional shares of NeoStem Common Stock shall be issued as a result of the distribution provided for in Section 2.2.3. In lieu of any fractional share to which the CBH Stockholders would otherwise be entitled as a result of the distribution provided for in Section 2.2.3, all issuances of NeoStem Common Stock shall be rounded up to the nearest whole share.

            2.2.6 In the event that, subsequent to the date hereof and prior to the Effective Time, NeoStem or CBH shall declare a stock dividend or other distribution payable in shares of NeoStem Common Stock or CBH Common Stock or securities convertible into shares of NeoStem Common Stock or CBH Common Stock or effect a stock split, reclassification, combination or other change with respect to shares of NeoStem Common Stock or CBH Common Stock, the Exchange Ratio set forth in Section 2.2.4 shall be adjusted to reflect such dividend, distribution, stock split, reclassification, combination or other change.

            2.2.7 In the event that, subsequent to the date hereof and prior to the Effective Time, CBH or Erye shall incur any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments, other than those liabilities or allowances recorded, accrued or reserved against on the CBH Balance Sheet (as defined herein) or described in the notes thereto, such liabilities or obligations shall be paid, satisfied or otherwise provided for or transferred to CBC prior to the Spin-Off in accordance with Section 5.17.1.

      2.3 Exchange of Certificates.

            2.3.1 Exchange Agent. Promptly following the Effective Time, NeoStem shall deposit with Continental Stock Transfer & Trust Company or such other exchange agent as may be designated by NeoStem (the "Exchange Agent"), for the benefit of CBH Stockholders, for distribution in accordance with this Section 2.3, certificates representing 7,500,000 shares of the Exchanged Common Shares for distribution to holders of outstanding shares of CBH Common Stock pursuant to Section 2.2.3.

            2.3.2 Exchange Procedures. As soon as practicable after the Effective Time, CBH shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of CBH Common Stock, a certificate or certificates for the Exchanged Common Shares in the pro rata amounts provided for in this Section 2.3.

            2.3.3 Distributions with Respect to CBH Preferred Stock. Simultaneously with the consummation of the Merger, RimAsia shall cancel the RimAsia CBH Warrants and all its outstanding shares of CBH Series B Preferred Stock shall be cancelled. In exchange, NeoStem will issue the RimAsia Exchanged Securities to RimAsia as set forth in Section 2.2.1.

            2.3.4 Erye. At the Closing, CBH shall deliver to NeoStem a duly executed assignment of its Erye Ownership, consented to by Erye and the other
49% equity holder in Erye. CBH represents and warrants that following the Merger, NeoStem will have the Erye Ownership, and will have unfettered access to the Minimum Cash.

      2.4 Treatment of Warrants. At the Effective Time, subject to acceptance by the holders of CBH Common Stock Purchase Warrants, the CBH Common Stock Purchase Warrants shall be canceled and the holders thereof shall receive, in the aggregate, Class C Warrants to purchase up to an aggregate of 2,012,097 shares of NeoStem Common Stock at an exercise price of $2.50 per share pursuant to the Class C Warrant Agreement. Notwithstanding anything contained herein to the contrary, if and to the extent NeoStem determines, in its sole discretion, to waive the condition to NeoStem's obligation to consummate the Merger that all of the holders of CBH Common Stock Purchase Warrants accept Class C Warrants in exchange for their respective CBH Common Stock Purchase Warrant set forth in
Section 6.2.20, then any holder of CBH Common Stock Purchase Warrants that does not accept Class C Warrants in exchange for such holder's CBH Common Stock Purchase Warrants, upon consummation of the Merger, shall be entitled to the rights under the CBH Common Stock Purchase Warrants held by such holder.

      2.5 Escrow Shares. At the Closing, NeoStem shall issue an aggregate amount of 200,000 shares of NeoStem Common Stock to CBC in escrow as a conditional bonus payment if introductions with respect to the Shangdong Institute made by CBC to NeoStem result NeoStem's acquisition of the Shangdong Institute prior to the six month anniversary of the Closing (together with the 150,000 shares of the Common Stock provided in Preliminary Statement E(1), collectively, the "Escrow Shares"). The certificates for the Escrow Shares (the "Escrow Certificates") shall be deposited with an escrow agent to be mutually agreed to by NeoStem and CBC prior to the Closing (the "Escrow Agent"). The Certificates shall be held and disbursed by the Escrow Agent pursuant to the terms and conditions of an Escrow Agreement, in the form attached hereto as Exhibit D, subject to such modifications thereof as the Escrow Agent shall reasonably request prior to the Closing and as shall be accepted by CBC and NeoStem (such acceptance not to be unreasonably denied) (as so modified, the "Escrow Agreement").


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

      2.6 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of CBH Common Stock and CBH Preferred Stock held by holders thereof who are entitled to vote on the Merger and who have not voted such shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal rights shall have been properly exercised and perfected in accordance with Section 262 of the DGCL (the "Dissenting Shares"), shall not be converted into or represent the right to receive the Merger Consideration which the holders of CBH Common Stock and CBH Preferred Stock are entitled to receive pursuant to Sections 2.1 through 2.3 above, and holders of such Dissenting Shares shall be entitled to receive only the payment provided for by Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to demand payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Shares shall thereupon be deemed to be "Non-Electing Company Shares." CBH shall give NeoStem
(i) prompt notice of any demands for payment for Dissenting  Shares  pursuant to
Section 262 of the DGCL received by CBH, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by CBH and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for payment pursuant to Section 262 of the DGCL. CBH shall not, except with the prior written consent of NeoStem or as otherwise required by Applicable Law, make any payment with respect to any such demands for payment or offer to settle or settle any such demands. Notwithstanding anything in this Agreement to the contrary, NeoStem, at the election of its Board of Directors (or a committee thereof), in its sole discretion, may terminate and abandon this Agreement at any time prior to the Closing if the Dissenting Shares represent more than five (5%) of the shares of CBH Common Stock or CBH Preferred Stock held by holders thereof who are entitled to vote on the Merger.

      2.7 Satisfaction of Certain CBH Obligations. At the Effective Time, NeoStem shall issue to Stephen E. Globus, a director of CBH or related persons ("Globus") 50,000 shares of NeoStem Common Stock in exchange for cancellation of all of the shares of CBH Series A Preferred Stock held by Globus (which Globus and CBH have represented to NeoStem are all of the outstanding shares of Series A Preferred Stock). NeoStem shall also issue 60,000 shares of NeoStem Common Stock to Globus and 40,000 shares of NeoStem Common Stock to Chris Peng Mao, the Chief Executive Officer of CBH ("Mao") (an aggregate of 150,000 shares of NeoStem Common Stock being issued pursuant to this paragraph) at or prior to the Closing, in exchange for the cancellation and the satisfaction in full of the Globus Obligation and the Mao Obligation (each, as defined in Section 6.2.21 herein). CBH and Globus shall cause all of the outstanding shares of the CBH Series A Preferred Stock to be cancelled and terminated no later than immediately prior to the record date for any shareholder vote with respect to the Merger. The "Globus Shares" shall be allocated among related persons in accordance with written instructions to be provided to NeoStem by Globus and certified by him.

                                  ARTICLE III.

                      REPRESENTATIONS AND WARRANTIES OF CBH

            Except as set forth in the disclosure statement delivered by CBH to NeoStem at or prior to the execution of this Agreement (the "CBH Disclosure Statement") (each section of which qualifies the correspondingly numbered representation and warranty, regardless of whether such representation or warranty expressly refers to or is qualified by reference to such CBH Disclosure Statement), or disclosed in the CBH SEC Reports (as defined herein), CBH represents and warrants to NeoStem and Subco as follows (it being understood and agreed that each representation and warranty with respect to any payment obligation of Erye that is qualified hereunder as to materiality, shall refer to any such obligation (i) having a dollar value of more than $50,000, to the extent such value is quantifiable, and (ii) not incurred or made in the ordinary course of business):

      3.1 Organization and Qualification.

            3.1.1 Each of CBH and Erye is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the CBH SEC Reports (as defined herein), except that as of the date hereof, CBH is not in good standing under the laws of Delaware but covenants to pay all taxes and be in good standing prior to the filing of any Registration Statement or Joint Proxy Statement with the SEC. Each of CBH and Erye is duly qualified to transact business as a foreign corporation or other foreign entity and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property requires such qualification, except for failures to be so qualified or in good standing which would not, singly or in the aggregate with all such other failures, have a CBH Material Adverse Effect (as defined herein). For purposes of this Agreement, "CBH Material Adverse Effect" means, with respect to any event, occurrence, matter, failure of event or occurrence, change, effect, state of affairs, breach, default, violation, fine, penalty or failure to comply (each, a "Circumstance"), individually or taken together with all other Circumstances contemplated by or in connection with any or all of the representations and warranties made in this Agreement, a material adverse effect on the business, assets (including without limitation intangible assets), liabilities (contingent or otherwise), financial condition, results of operations or prospects of CBH and Erye, taken as a whole; provided, however, that the term "CBH Material Adverse Effect" shall not be deemed to include the impact of: (A) the implementation of changes in U.S.
generally accepted accounting principles; (B) actions and omissions of CBH or its Subsidiaries taken or permitted with the prior written consent of NeoStem after the date hereof; (C) expenses reasonably incurred by CBH or its Subsidiaries in consummating the transactions contemplated by this Agreement;
(D) changes in the general economic or financial market conditions; (E) any occurrence, condition, change, event or effect that affects the pharmaceutical industry generally; and (F) the outbreak or escalation of hostilities involving the PRC or the United States, the declaration by the PRC or the United States of war or the occurrence of any natural disasters and acts of terrorism.

            3.1.2 Neither CBH nor any of its Subsidiaries is in violation of any of the provisions of its certificate of incorporation or by-laws, or other similar organizational documents, each as amended and currently in effect, or, if it is a limited liability company or partnership, its operating agreement, partnership agreement or other comparable agreement. True and complete copies of the certificate of incorporation and by-laws, each as amended and as currently in effect, of CBH, and true and complete copies of the certificate of incorporation and by-laws, or other similar organizational documents, each as amended and currently in effect, of each Subsidiary of CBH have been previously delivered or made available to NeoStem. No amendments to the certificate of incorporation, as amended, of CBH have been authorized since 2005 and no amendments to the by-laws of CBH have been authorized since 2005. For purposes of this Agreement, all references to the "Subsidiaries" of CBH shall constitute references to any entity (i) the accounts of which would be consolidated with those of CBH in CBH's consolidated financial statements if such financial statements were prepared in accordance with generally accepted accounting principles or (ii) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses are owned by CBH and/or one or more subsidiaries of CBH, and shall include, without limitation, CBC, Nanjing Keyuan Pharmaceutical R&D Co., Ltd., a Chinese company ("Nanjing Keyuan"), and Erye.

            3.1.3 Erye is a  Sino-Foreign  Joint Venture with limited  liability organized under the laws of the PRC, duly incorporated, validly existing and in good standing under the laws of the PRC. The articles of association, the business license and other constituent documents of Erye comply with the requirements of applicable laws of the PRC and are in full force and effect. Erye has full power and authority (corporate and other) and all consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any local, domestic, foreign or multi-national court, arbitration tribunal, administrative agency, commission, legislative body or other governmental or regulatory body, agency, instrumentality or authority, including, without limitation, of the United States, the PRC, or otherwise (a "Governmental Authority") having jurisdiction over Erye or any of its properties required for the ownership and the conduct of its business and has the legal right and authority to own, use, lease and operate its assets and to conduct its business. All of the issued shares of capital stock of Erye has been duly and validly authorized and issued and are fully paid and non-assessable. Erye has obtained all approvals, authorizations, consents and orders, and has made all filings and registrations, which are required under PRC laws and regulations for the ownership interest by CBH or NeoStem of its equity interest in Erye; and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in Erye.

      3.2 Authority Relative to this Agreement. (a) CBH and Erye have the corporate power and authority to execute and deliver this Agreement and, upon obtaining the approval of a majority of the outstanding shares of the CBH Common Stock and each of the CBH Series A Preferred Stock and Series B Preferred Stock of CBH (collectively, the "CBH Preferred Stock") at the CBH Special Meeting (as defined herein) or any adjournment thereof as authorized under the DGCL, to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of CBH and Erye and except as stated in the preceding sentence, no other corporate proceedings on the part of CBH or Erye are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of CBH and Erye and, assuming the due authorization, execution and delivery hereof by NeoStem and Subco and subject to stockholder approval as aforesaid, constitutes a valid and binding agreement of each of CBH and Erye enforceable against each of CBH and Erye in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

                  (b) As a result of the Merger, the Surviving Company will own of record the Erye Ownership, and NeoStem will beneficially own the Erye
Ownership, free of all Encumbrances and free of all governed or contractual restrictions.

                  (c) CBH has the corporate power and authority to effect the Spin-Off. The consummation of the Spin-Off has been duly and validly authorized by the Board of Directors of CBH, and other than approval by the CBH Stockholders, no other corporate proceedings on the part of CBH are necessary to authorize or consummate the Spin-Off.

      3.3 Consents, No Conflicts.

            3.3.1 Except for actions to be taken in connection with (a) the filing of the Certificate of Merger required under DLLCA Section 18-209(c), (b) the filing and effectiveness of the Registration Statement (as hereinafter defined), (c) filings required pursuant to any state securities or "blue sky" laws, (d) filings and other matters relating to the listing or quoting on the American Stock Exchange, Inc., The New York Stock Exchange, Inc. or The NASDAQ Stock Market (each, an "Exchange") of the shares of NeoStem Common Stock required to be issued pursuant to this Agreement, and (e) any other filings, notices, disclosures or registrations set forth in Section 3.3.1 of the CBH Disclosure Statement, no filing or registration with, notification or disclosure to, or permit, authorization, consent or approval of, (x) any U.S. Governmental Authority or (y) any third party, whether acting in an individual, fiduciary or other capacity, is required for the consummation by CBH of the Merger or the other transactions contemplated hereby or for the ownership by NeoStem of the Erye Ownership.

            3.3.2 Except as set forth in Section 3.3.2 of the CBH Disclosure Statement, the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and compliance by CBH and Erye with any of the provisions hereof do not and will not: (i) subject to obtaining the approval of the Merger by holders of the CBH Common Stock and the CBH Preferred Stock, conflict with or result in any breach or violation of any provision of the certificate of incorporation or by-laws, or other similar organizational documents, each as amended, of CBH or any of its Subsidiaries or (ii) result in (1) a breach or violation of, a default under or an event triggering any payment, obligation or acceleration of any obligation pursuant to CBH Employee Benefit Plan (as defined herein) or any grant or award made under any of the foregoing, (2) a breach or violation of, a default under or an event triggering a right of termination of, a default under, or the acceleration of any obligation or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time or both) pursuant to any provision of, any agreement, license, lease of real or personal property, marketing agreement, contract, note, mortgage, indenture or other obligation of CBH or any of its Subsidiaries ("CBH Contracts") or, subject to making all filings, notifications and disclosures and receipt of all permits, authorizations, consents and approvals referred to in clauses "a" through "e" of Section 3.3.1 or in Section 3.3.1 of the CBH Disclosure Statement, any law, rule, ordinance or regulation or judgment, decree, order or award to which CBH or any of its Subsidiaries is subject or any governmental or non-governmental authorization, consent, approval, registration, franchise, license or permit under which CBH or any of its Subsidiaries conducts any of its business, or (3) any other change in the rights or obligations of any party under any of the CBH Contracts, except, with respect to this clause (ii), for breaches, violations, defaults, triggering events, creations of Encumbrances on assets, or changes in rights or obligations which would not, singly or in the aggregate with all other such matters, have a CBH Material Adverse Effect.

            3.3.3 Except as disclosed on Section 3.3.3 of the CBH Disclosure Statement, Erye (a) is not in conflict with or in violation or breach of or default under (and there exists no event that, with notice or passage of time or both, would constitute a conflict, violation, breach or default with, of or under) (i) any Law applicable to it or any of its properties, assets, operations or business, (ii) any provision of its certificate of incorporation or by-laws, or other similar organizational documents, each as amended, except in the case of the foregoing clauses (i) and (iii) for any such conflicts, breaches, violations and defaults that, individually or in the aggregate, could not have or result in a CBH Material Adverse Effect. Except for the approval of the competent authorities of commerce under the Law on Sino-Foreign Equity Joint Ventures and its implementation regulations, no PRC Government Approval or other consent is required to be obtained or made by Erye in connection with the execution and delivery of this Agreement or the consummation of the Merger or other transactions contemplated hereby.

      3.4 Board Recommendation. The Boards of Directors of CBH and the board member representatives from Erye have, each, by a unanimous written consent on November 2, 2008, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby. In such resolutions, the Boards of Directors of CBH and the board member representatives from Erye determined that the consideration to be received by holders of CBH Common Stock and CBH Preferred Stock pursuant to the Merger is fair to the holders of shares of CBH Common Stock and CBH Preferred Stock, respectively, and recommended that the holders of such shares approve and adopt this Agreement, the Merger and the other transactions contemplated hereby (the "CBH Board Recommendation").

      3.5 State Anti-takeover Statutes; Stockholder Protection Rights Agreements. By virtue of resolutions heretofore approved by CBH's and Eyre's Boards of Directors, the Merger, this Agreement, the CBH Lock-Up and Voting Agreement, the Support Agreement (as defined herein) and the transactions contemplated hereby will not be subject to the restrictions on business combinations with interested stockholders otherwise applicable to the Merger, this Agreement, the CBH Lock-Up and Voting Agreement, the Support Agreement or the transactions contemplated hereby under Section 203 of the DGCL. CBH's Board of Directors have taken such actions and votes as are necessary on its part to render the provisions of Section 203 of the DGCL, all other applicable takeover statutes of the DGCL inapplicable to this Agreement, the Merger, the CBH Lock-Up and Voting Agreement, the Support Agreement and the transactions contemplated hereby and thereby. Neither CBH nor Erye is a party to any stockholder protection rights agreement or any agreement similar thereto.

      3.6 No Existing Violation, Default, Etc. None of CBH or its Subsidiaries is in violation of (A) any Applicable Law or (B) any order, decree or judgment of any Governmental Authority having jurisdiction over CBH or any of its Subsidiaries. No event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default, exists under any CBH Contract or any lease, permit, license or other agreement or instrument to which CBH or any of its Subsidiaries is a party or by which any of them is bound or to which any of the properties, assets or operations of CBH or any of its Subsidiaries is subject.

      3.7 Licenses and Permits. Each of CBH and Erye has such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate governmental agencies and bodies ("CBH Licenses") as are necessary to own, lease or operate its properties and to conduct its business in the manner described in the CBH SEC Reports and as presently conducted and all such CBH Licenses are valid and in full force and effect, other than any failure to have any such CBH License or any failure of any such CBH License to be valid and in full force and effect as would not, singly or in the aggregate with all such other failures, have a CBH Material Adverse Effect. Each of CBH and Erye is and, within the period of all applicable statutes of limitations, has been in compliance with its obligations under such CBH Licenses and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such CBH Licenses. Each of CBH and Erye has no knowledge of any facts or circumstances that could reasonably be expected to result in an inability of CBH or any of its Subsidiaries to renew any material CBH License. Subject to making all filings, notifications and disclosures and receipt of all permits, authorizations, consents and approvals referred to in
Section 3.3.1 of the CBH Disclosure Statement, neither the execution nor delivery by CBH of this Agreement nor the consummation of any of the transactions contemplated herein will result in any revocation or termination of any material CBH License.

      3.8 Registration Statement; Prospectus/Joint Proxy Statement. None of the information supplied or to be supplied by CBH, Erye or CBC for inclusion in, and none of the information regarding CBH and its Subsidiaries incorporated by reference in, the registration statement under the Securities Act registering the NeoStem Common Stock to be issued pursuant to the Merger and the shares of common stock, par value $1.00 per share, of CBC (the "CBC Common Stock") to be issued pursuant to the Spin-Off (such registration statement, as amended by any amendments thereto, being referred to herein as the "Registration Statement") or the prospectus/joint proxy statement to be sent to the stockholders of NeoStem and CBH in connection with the annual meeting of stockholders of NeoStem at which such stockholders will be asked to approve the issuance of NeoStem Common Stock pursuant to the Merger (the "NeoStem Annual Meeting") and the special meeting of the stockholders of CBH at which such stockholders will be asked to approve the Spin-Off, the Merger and this Agreement (the "CBH Special Meeting") (such prospectus/joint proxy statement, as amended by any amendments thereto, being referred to herein as the "Prospectus/Joint Proxy Statement"), including all amendments and supplements to the Registration Statement and Prospectus/Joint Proxy Statement, shall, in the case of the Registration Statement, at the time the Registration Statement becomes effective and, in the case of the Prospectus/Joint Proxy Statement, on the date or dates the Prospectus/Joint Proxy Statement is first mailed to NeoStem and CBH stockholders and on the date or dates of the NeoStem Annual Meeting and the CBH Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. CBH and Erye will supply NeoStem with all business, financial, legal, management and other information required for inclusion in a Form S-4 under SEC rules.

      3.9 Finders or Brokers; Compensation Arrangements. Neither CBH nor any Subsidiary of CBH has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned in whole or part upon consummation of the Merger.

      3.10 SEC Reports. CBH has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 2007 (the "CBH Audit Date") (including, without limitation, CBH's Annual Report on Form 10-KSB for the year ended December 31, 2007 and CBH's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 and all certifications and statements required by Rule 13a-14 or 15d-14 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 ("SOX")) with respect to any Annual Reports or Proxy Statements, and Current Reports on Form 8-K), pursuant to the federal securities laws and the SEC's rules and regulations thereunder, and SOX and all rules and regulations thereunder (collectively, and together with all forms, reports and documents filed by CBH with the SEC after December 31, 2007, including any amendments thereto, the "CBH SEC Reports"). CBH SEC Reports were or will, as applicable, be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder. As of their respective dates, none of CBH SEC Reports, including, without limitation, any financial statements or schedules included therein, contained or will contain, as applicable, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or are made, as applicable, made, not misleading. No Subsidiary of CBH is or has been required to file any form, report, registration statement or other document with the SEC.

      3.11 Disclosure Controls and Procedures. CBH maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such controls and procedures are effective to ensure that all material information concerning CBH and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of CBH's filings with the SEC and other public disclosure documents. As used in this Section 3.11, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

      3.12 Financial Statements. The consolidated balance sheets and the related consolidated statements of income and cash flows (including the related notes thereto) of CBH included in CBH SEC Reports, as of their respective dates and the consolidated balance sheets and related consolidated statements of income and cash flows of Erye annexed hereto as Section 3.12 of the CBH Disclosure Statement (the "Erye Financial Statements"), complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly in all material respects, the consolidated financial position of CBH and its consolidated Subsidiaries or Erye, as the case may be, as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to notes and normal year-end adjustments that were not material in amount or effect).

      3.13 SOX Certifications. The Chief Executive Officer and the Chief Financial Officer of CBH have signed, and CBH has furnished to the SEC, all certifications required by Sections 302 and 906 of SOX. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn. Neither CBH nor any of it officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

      3.14 Undisclosed Liabilities. Except (i)as may be disclosed on Schedule 3.14(a) or 3.14(b) of the CBH Disclosure Statement, (ii) as reflected in CBH's unaudited consolidated balance sheet at June 30, 2008 or liabilities described in any notes thereto, (iii) for liabilities incurred in the ordinary course of business since June 30, 2008 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, or (iv) performance obligations under contracts required in accordance with their terms, or performance obligations, to the extent required under applicable laws, in each case to the extent arising after the date hereof, neither CBH nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) and which, individually or in the aggregate, could reasonably be expected to have a CBH Material Adverse Effect. Set forth in Schedule 3.14(a) of the CBH Disclosure Statement are any and all material liabilities and obligations of Erye (collectively, the "Eyre Liabilities"), as of November 2, 2008. Set forth in Schedule 3.14(b) of the CBH Disclosure Statement are any and all payable obligations of CBH and/or its Subsidiaries (other than the Erye Liabilities as of November 2, 2008, )("CBH Payable Obligations"), excluding the expenses incurred in connection with the transactions contemplated by this Agreement (the "Transaction Expenses," which is set forth in Schedule 3.14(c) of the CBH Disclosure Statement and shall be approximately similar to NBS's transaction expenses), and the name and address of each Person to whom each such liability or obligation is owed, and CBH shall take any and all action necessary or appropriate to obtain a CBH Liability Release (as defined herein) from each CBH Creditor (as defined herein) in accordance with Section 5.17. To the best of knowledge of CBH and as of the date of this Agreement, the CBH Payable Obligations set forth in Schedule 3.14(b) of the CBH Disclosure Statement, excluding the Transaction Expenses, do not and shall not exceed, individually or in the aggregate, $450,000.

      3.15 Off-Balance Sheet Arrangements. CBH and its Subsidiaries have not effected any securitization transactions or "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K of the SEC) since the CBH Audit Date. CBH has delivered or made available to NeoStem copies of the documentation creating or governing any such securitization transactions and off-balance sheet arrangements.

      3.16 Loans to Executives and Directors. CBH has not, since the effective date of SOX, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of CBH in violation of SOX. CBH has not made any loan or extension of credit to which the second sentence of Section 13(k)(I) of the Exchange Act applies.

      3.17 Independent Auditors. Moore Stephens Wurth Frazer & Torbet, LLP serves as CBH's and Erye's independent registered public accounting firm and to CBH's knowledge, there are no relationships or services, or any other factors that may affect the objectivity and independence of Moore Stephens Wurth Frazer & Torbet, LLP under applicable auditing standards. Moore Stephens Wurth Frazer & Torbet, LLP has not performed any non-audit services for CBH and its Subsidiaries since the CBH Audit Date, which, in any such case, were required to be disclosed in CBH SEC Reports and were not so disclosed.

      3.18 Absence of Changes or Events. Except for (a) matters publicly disclosed by CBH prior to the date hereof in CBH SEC Reports filed prior to the date hereof, and (b) the settlement of the litigation in Hong Kong and Canada by RACP Pharmaceutical Holdings Limited, a wholly-owned subsidiary of CBC, against Li Xiaobo and certain other defendants in connection with the acquisition of shares of Enshi International (Holdings) Pte Ltd (the "LXB Litigation").

            3.18.1 Since December 31, 2007: (i) CBH and its Subsidiaries have conducted their business in the ordinary course and have not entered into any material oral or written agreement or other material transaction that is not in the ordinary course of business (other than this Agreement) or that could reasonably be expected to result in a CBH Material Adverse Effect; (ii) neither CBH nor any of its Subsidiaries have sustained any material loss or interference with their business or properties from fire, flood, windstorm, accident, strike or other calamity (whether or not covered by insurance); (iii) there has been no material change in the indebtedness of CBH and its Subsidiaries, no change in the capital stock of CBH and no dividend or distribution of any kind declared, paid or made by CBH on any class of its capital stock; (iv) there has been no event or condition which has caused a CBH Material Adverse Effect, nor any development, occurrence or state of facts or circumstances known to CBH that could, singly or in the aggregate, reasonably be expected to result in a CBH Material Adverse Effect; and (v) there has been no material change by CBH or Erye in its accounting principles, practices or methods.

            3.18.2 Since December 31, 2007, other than in the ordinary course of business consistent with past practice, there has not been any increase in the compensation or other benefits payable, or which could become payable, by CBH, to its officers or key employees, or any amendment of any of the CBH Employee Benefit Plans.

      3.19 Capitalization.

            3.19.1 The authorized capital stock of CBH consists solely of 200,000,000 shares of CBH's common stock, par value $0.01 per share (the "CBH Common Stock"), and 10,000,000 shares of CBH's preferred stock, par value $0.01 per share, of which 1,152,500 shares are designated as Series A Convertible Preferred Stock (the "CBH Series A Preferred Stock") and 6,185,607 shares are designated as Series B Convertible Preferred Stock (the "CBH Series B Preferred Stock" and together with the CBH Series A Preferred Stock the "CBH Preferred Stock"). As of October 31, 2008, there were 37,082,313 shares of CBH Common Stock, and only 50,000 shares of CBH Series A Preferred Stock, all of which were held by Globus, still outstanding and shall be cancelled pursuant to Section 2.7, and 6,653,656 shares of CBH Series B Preferred Stock outstanding, and no shares of CBH Common Stock, CBH Series A Preferred Stock or CBH Series B Preferred Stock were held in CBH's treasury. There have been no issuances of capital stock of CBH since October 31, 2008. As of October 31, 2008, 10,400,401 shares of CBH Common Stock were issuable upon the exercise of outstanding warrants (collectively, the "CBH Warrants") in addition to the shares of common stock issuable upon exercise of outstanding RimAsia CBH Warrants, and no options to purchase shares of capital stock of CBH were outstanding, no other warrants or options are outstanding; and no shares of CBH Common Stock are reserved for issuance for any purpose other than upon exercise of such outstanding CBH Warrants and RimAsia CBH Warrants. A true and complete list of each CBH Warrant outstanding as of October 31, 2008 and with respect to each such warrant, the name of the holder thereof, the number of shares of CBH Common Stock underlying such CBH Warrant, the exercise price and the expiration date is set forth in the Registration Statement on Form SB-2 of CBH (File No. 333-132693) initially filed with the SEC on March 24, 2006, as amended on May 3, 2006, and the Registration Statement on Form SB-2 of CBH (File No. 333-134727) filed with the SEC on June 5, 2006. Since October 31, 2008, no CBH Warrants or options to purchase shares of capital stock of CBH have been granted and no agreements or commitments have been made to grant any CBH Warrants or any options. Except for the foregoing and the RimAsia CBH Warrants, there are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating CBH to issue, transfer or sell any shares of capital stock of CBH or any other securities convertible into or evidencing the right to subscribe for any such shares. There are no outstanding stock appreciation rights with respect to the capital stock of CBH. All issued and outstanding shares of CBH Common Stock and CBH Preferred Stock are duly authorized and validly issued, fully paid and nonassessable and have not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, CBH subject
to) any preemptive or similar rights created by statute, the certificate of incorporation or by-laws of CBH or any agreement to which CBH is a party or by which it may be bound.

            3.19.2 The authorized capital stock of Erye consists solely of 51% ownership interest owned by CBH and 49% ownership interest held by EET. There are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating Erye to issue, transfer or sell any equity of Erye or any other securities convertible into or evidencing the right to subscribe for any such shares. There are no outstanding stock appreciation rights with respect to the capital of Erye. All issued and outstanding equity of Erye is duly authorized and validly issued, fully paid and nonassessable and have not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, Erye subject to) any preemptive or similar rights created by statute, the certificate of incorporation or by-laws of Erye or any agreement to which Erye is a party or by which it may be bound.

            3.19.3 Except as set forth in Section 3.19.3 of the CBH Disclosure Statement, there are no (i) obligations, contingent or otherwise, of CBH or its Subsidiaries to repurchase, redeem or otherwise acquire any shares of CBH Common Stock, CBH Preferred Stock or any securities of Erye, or provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any other person, or (ii) agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings (or any component thereof), or calculated in accordance therewith, of CBH or any of its
Subsidiaries. Section 3.19.3 of the CBH Disclosure Statement sets forth the contingent earn-out obligations to which CBH or any of its Subsidiaries is subject. There are no voting trusts, proxies or other agreements or understandings to which CBH or its Subsidiaries is a party or by which CBH or its Subsidiaries is bound with respect to the voting of any shares of capital stock of CBH.

            3.19.4 CBH has delivered or made available to NeoStem complete and correct copies of each of the CBH Warrants. Section 3.19.4 of the CBH Disclosure Statement sets forth a complete and correct list of all restricted stock awards applicable to CBH Common Stock, including the recipients and the number of shares of CBH Common Stock received or to be received by each.

            3.20 Capital Stock of Subsidiaries. The only direct or indirect Subsidiaries of CBH are those listed in Section 3.20 of the CBH Disclosure Statement. Except as set forth in Section 3.20 of the CBH Disclosure Statement, CBH is directly or indirectly the record and beneficial owner of (i) 90% of the outstanding shares of capital stock of Nanjing Keyuan, 51% of the outstanding equity interest of Erye and 100% of the outstanding shares of capital stock of CBC and each of CBH's other Subsidiaries. There are no proxies with respect to such shares, and there are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating CBH or any of such Subsidiaries to issue, transfer or sell any shares of capital stock of any of such Subsidiaries or any other securities convertible into or evidencing the right to subscribe for any such shares. Each of the holders of capital stock of the Subsidiaries which is not wholly-owned, directly or indirectly, by CBH is set forth on Schedule 3.20. All of such shares so beneficially owned by CBH are duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto and are owned by CBH, directly or indirectly, free and clear of any claim, lien or encumbrance of any kind with respect thereto. Except as set forth in Section 3.20 of the CBH Disclosure Statement, CBH does not directly or indirectly own any interest in any corporation, partnership, limited liability company, joint venture or other business association or entity.

      3.21 Litigation. Except as set forth in Section 3.21 of the CBH Disclosure Statement or in the CBH SEC Reports, as of the date hereof there are no material pending actions, suits, proceedings, arbitrations or, to the knowledge of CBH or Erye, investigations by, against or affecting CBH, any of its Subsidiaries or any of their officers, directors, properties, assets or operations, or with respect to which CBH or any of its Subsidiaries is responsible by way of indemnity or otherwise. Except as set forth in Section 3.21 of the CBH Disclosure Statement or the CBH SEC Reports: (i) there are no material pending or, to the knowledge of CBH or Erye, threatened actions, suits, proceedings, arbitrations or investigations by, against or affecting CBH, any of its Subsidiaries or any of their officers, directors, properties, assets or operations, or with respect to which they are responsible by way of indemnity or otherwise, whether or not disclosed in such CBH SEC Reports; and (ii) to the knowledge of CBH or Erye, there are no material actions, suits, proceedings, arbitrations or investigations are threatened or contemplated and there is no reasonable basis, to the knowledge of CBH, for any such action, suit, proceedings, arbitrations or investigation, whether or not threatened or contemplated.

      3.22 Insurance. CBH and Erye have insurance policies and fidelity bonds covering it and its Subsidiaries' assets, business, equipment, properties, operations, employees, officers and directors which CBH and Eyre reasonably and in good faith believes are adequate to conduct the business of CBH and its Subsidiaries. All premiums due and payable under all such policies and bonds have been paid, and CBH is otherwise in full compliance with the terms and conditions of all such policies and bonds, except where the failure to have made payment or to be in full compliance would not, individually or in the aggregate with all such other failures, have a CBH Material Adverse Effect. CBH reasonably believes that the reserves established by CBH and Erye in respect of all matters as to which CBH or any of its Subsidiaries self-insures or carries retention and/or deductibles, including without limitation workers' medical coverage and workers' compensation, are adequate and appropriate, and neither CBH nor Eyre is aware of any facts or circumstances existing as of the date hereof that would reasonably be expected to cause such reserves to be materially inadequate or inappropriate.

            3.23 Title to and  Condition of  Properties.  Except as set forth in
Section 3.23 of the CBH Disclosure Statement, CBH and its Subsidiaries have good title to all of the real property and personal property reflected on CBH's June 30, 2008 unaudited consolidated balance sheet contained in CBH's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2008 filed with the SEC (the "CBH Balance Sheet"), except for property since sold or otherwise disposed of in the ordinary course of business and consistent with past practice and except for defects of title which are not material to CBH and its Subsidiaries taken as a whole. Except as set forth in Section 3.23 of the CBH Disclosure Statement, neither CBH nor any of its Subsidiaries owns any real property. No real or personal property owned or leased by CBH or any of its Subsidiaries is subject to claims, liens or other encumbrances of any kind or character, including, without limitation, mortgages, pledges, liens, conditional sale agreements, charges, security interests, easements, restrictive covenants, rights of way or options, except for (i) liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings and in respect of which CBH or its appropriate Subsidiary has set aside on its books adequate reserves in accordance with generally accepted accounting principles;
(ii) mechanics', carriers', workers', repairers', materialmen's, landlords' and other similar statutory or common law liens incurred in the ordinary course of business for obligations not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings and in respect of which CBH or its appropriate Subsidiary has set aside on its books adequate reserves in accordance with generally accepted accounting principles; (iii) in the case of real property, easements, rights of way, restrictions, minor defects or irregularities in title that do not individually or in the aggregate have a material adverse effect on the value or use of the real property encumbered thereby as currently used in the operation of the business of CBH or its Subsidiaries; (iv) those which would not materially interfere with the conduct of the business of CBH and its Subsidiaries (the encumbrances described in clauses (i) through (iv) of this sentence, collectively, the "CBH Permitted Encumbrances"); (v) those securing liabilities reflected in the CBH Balance Sheet; or (vi) those described in Section 3.23 of the CBH Disclosure Statement.

      3.24 Leases. There have been delivered or made available to NeoStem true and complete copies of each lease pursuant to which Real Property or personal property is held under lease by CBH or Erye (limited, in the case of personal property, to leases pursuant to which annual rentals are reasonably expected to be at least $100,000 per year), and true and complete copies of each lease pursuant to which CBH or Erye leases real or personal property to others (limited in the case of personal property, to leases pursuant to which annual rentals are reasonably expected to be at least $100,000 per year). Section 3.24 of the CBH Disclosure Statement sets forth a true and complete list of all such leases, and such leases are the only leases that are material to the business conducted by CBH or Erye taken as a whole. All of the leases so listed (i) are, in all material respects, valid and subsisting and in full force and effect with respect to CBH or Erye, as the case may be, and, to CBH's knowledge, with respect to any other party thereto and (ii) were entered into as a result of bona fide arm's length negotiations with the other party or parties thereto. CBH or Erye have valid leasehold interests in all properties leased thereunder free and clear of all material liens and encumbrances other than CBH Permitted Encumbrances. The real properties leased by CBH or Erye are, in all material respects, in good operating order and condition, subject to ordinary wear and tear. To the knowledge of CBH and Erye, there are no material structural, mechanical or other defects in any improvements located on such real properties.

            3.25 Contracts and Commitments. Except as set forth in Section 3.25 of the CBH Disclosure Statement or as set forth as an exhibit in a CBH SEC Report filed since December 31, 2007, neither CBH nor any of its Subsidiaries is a party to any existing contract, obligation or commitment of any type which requires payment by or to any party thereto in excess of $50,000. True and complete copies of all contracts, obligations and commitments listed in Section
3.25 of the CBH Disclosure Statement (translated into English where the originals are in Chinese) have been delivered or made available to NeoStem. None of CBH or Erye or, to the knowledge of CBH or Erye, any other party is in breach of or default under any of the contracts, obligations and commitments listed in
Section 3.25 of the CBH Disclosure Statement or under any other CBH Contracts (and, to the knowledge of CBH, no facts or circumstances exist which could reasonably support the assertion of any such breach or default) except for breaches and defaults which would not, singly or in the aggregate with all other such breaches, have a CBH Material Adverse Effect. For purposes of this Agreement, an "Affiliate" of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person, including but not limited to a subsidiary of the first Person, a Person of which the first Person is a subsidiary, or another Subsidiary of a Person of which the first Person is also a subsidiary; and "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

      3.26 Employees; Labor Matters. Except as set forth in Section 3.26 of the CBH Disclosure Statement, neither CBH nor Erye is a party to or bound by any collective bargaining agreement, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by CBH or Erye thereof. Since January 1, 2004, there has not occurred or been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of CBH or Erye thereof. Except as set forth in
Section 3.26 of the CBH Disclosure Statement, there are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or threatened with respect to any employee of CBH or any Subsidiary thereof. Each of CBH and Erye has complied with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered, by any Governmental Authority (as defined herein) (all such laws, statutes, orders, rules, regulations, policies, guidelines, judgments, decisions and orders, collectively, "Applicable Laws") pertaining to the employment or termination of employment of their respective employees, including, without limitation, all such Applicable Laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities. Contributions required to be made by employers under the Applicable Laws to all the mandatory social welfare and pension funds in respect of all employees of CBH or any Subsidiary thereof have been duly and punctually paid in full.

      3.27 No Change of Control Puts. Except as described in Section 3.27 of the CBH Disclosure Statement, neither the execution and delivery by CBH of this Agreement nor the consummation of the Merger or any other transaction contemplated hereby gives rise to any obligation of CBH or any of its Subsidiaries to, or any right of any holder of any security of CBH or any of its Subsidiaries to require CBH or any of its Subsidiaries to, purchase, offer to purchase, redeem or otherwise prepay or repay any such security, or deposit any funds to effect the same.

      3.28 Employment and Labor Contracts. Except as set forth in Section 3.28 of the CBH Disclosure Statement, neither CBH nor Erye is a party to any employment, management services, consultation or other contract or agreement that provides for annual compensation of $50,000 or more, with any past or present officer, director or employee or, to the knowledge of CBH, any entity affiliated with any past or present officer, director or employee, other than the agreements executed by employees generally, the forms of which have been provided to NeoStem.

      3.29 Intellectual Property Rights. CBH and Erye own or have the right to use all material CBH Intellectual Property Rights (as defined herein) necessary to the conduct of their respective businesses. Subject to obtaining any associated consents with respect to agreements or licenses listed in Section
3.3.2 of the CBH Disclosure Statement, each CBH Intellectual Property Right owned or used by CBH or Erye immediately prior to the Effective Time will be owned or available for use, in all material respects, by the Surviving Company or its subsidiaries on substantially the same terms and conditions immediately subsequent to the Effective Time. Section 3.29 of the CBH Disclosure Statement contains a list of all material patents, trade names, registered copyrights, trademarks and service marks, mask works and applications for the foregoing owned or used by CBH and Erye. Except as set forth in Section 3.29 of the CBH Disclosure Statement, (i) CBH or Erye have valid and unencumbered (except for CBH Permitted Encumbrances) title to the CBH Intellectual Property Rights set forth in such Section 3.29 and, to the knowledge of CBH or Erye, such title has not been challenged (pending or threatened) by others except for the encumbrances listed therein; (ii) no material rights or licenses to use CBH Intellectual Property Rights have been granted or acquired by CBH or Erye; (iii) there have been no claims or assertions made by others that CBH and Erye has infringed any Intellectual Property Rights (as defined herein) of others by the sale of products, the rendering of services or any other activity since December 31, 2002; (iv) to the knowledge of CBH, there has been no such infringement by CBH or any of its Subsidiaries since December 31, 2002; (v) CBH and Erye have no knowledge of any infringement of CBH Intellectual Property Rights of CBH or any of its Subsidiaries by others; and (vi) all CBH Intellectual Property Rights owned by CBH or Erye (a) are in good standing with the registration authority therefor, if any, (b) to the extent recorded on the public record, are recorded in the name of CBH or Erye and (c) have been duly registered with, filed in or issued by, as the case may be, the State Intellectual Property Office of the PRC, the National Copyright Administration of the PRC and Trademark Office of Stated Administration For Industry & Commerce in the PRC, and the U.S. Patent and Trademark Office and the U.S. Copyright Office and other filing offices, domestic or foreign, to the extent necessary or desirable to ensure full protection under any Applicable Law, and the same remain in full force and effect. True and complete copies of all material listed in Section 3.29 of the CBH Disclosure Statement have been delivered or made available to NeoStem. For purposes of this Agreement, the phrase "Intellectual Property Rights", shall mean and include, with respect to any Person, rights of such Person relating to patents, trademarks, service marks, collective marks, certification marks, trade names, copyrights, mask works, inventions, processes, trade secrets, know-how, confidentiality agreements, consulting agreements, software and any documentation relating to the manufacture, marketing, sale, licensing or maintenance of products or services by such Person; and the phrase "CBH Intellectual Property Rights" shall mean the Intellectual Property Rights of each of CBH and Erye, excluding any Intellectual Property Rights held solely by CBC or Nanjing Keyuan.

      3.30 Taxes.

            3.30.1 Except as set forth in Section 3.30 in the CBH Disclosure Statement, (i) all Returns (as defined herein) required to be filed by, or with respect to any activities or assets of, each of CBH and its Subsidiaries have been duly and timely filed and are correct and complete in all material respects, (ii) all Taxes (as defined herein) shown as owing on such Returns have been paid and (iii) none of CBH or its Subsidiaries is currently the beneficiary of any extension of time within which to file any Return.

            3.30.2 Except as set forth in Section 3.30 of the CBH Disclosure Statement, (i) all Taxes that are or may become payable by any of CBH or its Subsidiaries or chargeable as an Encumbrance (as defined herein) upon its assets for which the filing of a Return is not required have been duly and timely paid and (ii) each of CBH and its Subsidiaries has duly and timely withheld all Taxes required to be withheld in connection with the business or assets of such entity, and such withheld Taxes have been either duly and timely paid to the proper governmental authorities or properly set aside in accounts for such purpose.

            3.30.3 Except as set forth in Section 3.30 of the CBH Disclosure Statement, there has been no claim or issue (other than a claim or issue that has been finally settled) concerning any liability for Taxes of CBH or any Subsidiary thereof asserted, raised or threatened by any taxing authority and, to the knowledge of CBH and its Subsidiaries, no circumstances exist to form the basis for such a claim or issue.

            3.30.4 Section 3.30 of the CBH Disclosure Statement lists all Income Tax Returns (as defined herein) that have been filed with respect to each of CBH and its Subsidiaries for taxable periods ended on or after January 1, 2006 and that have not yet been audited or are currently the subject of audit.

            3.30.5 Except as set forth in Section 3.30 of the CBH Disclosure Statement, none of CBH or its Subsidiaries has (i) waived any statute of limitations, (ii) agreed to any extension of the period for assessment or collection or (iii) executed or filed any power of attorney with respect to Taxes, which waiver, agreement or power of attorney is currently in force.

            3.30.6 Except as set forth in Section 3.30 of the CBH Disclosure Statement, (i) there are no outstanding adjustments for Income Tax (as defined herein) purposes applicable to CBH or any of its Subsidiaries required as a result of changes in methods of accounting effected on or before the date of this Agreement and (ii) no material elections for Income Tax purposes have been made by any of CBH or its Subsidiaries that are currently in force or by which any of CBH or its Subsidiaries is bound.

            3.30.7 Except as set forth in Section 3.30 of the CBH Disclosure Statement, none of CBH or its Subsidiaries (i) is a party to or bound by or has any obligation under any Tax allocation, sharing, indemnity or similar agreement or arrangement or (ii) is or has been a member of any group of companies filing a consolidated, combined or unitary Income Tax Return.

            3.30.8 For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

                  (i) "Encumbrance" means any mortgage, pledge, deed of trust, hypothecation, right of others, claim, security interest, encumbrance, burden, title defect, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant, condition, encroachment, voting trust agreement, interest, option, right of first offer, negotiation or refusal, proxy, lien, charge or other restriction or limitations of any nature whatsoever, including but not limited to such Encumbrances as may arise under any contract.

                  (ii) "Income Tax" means any Tax computed in whole or in part based on or by reference to net income and any alternative, minimum, accumulated earnings or personal holding company Tax (including all interest and penalties thereon and additions thereto).

                  (iii) "Income Tax Return" means any return, report, declaration, form, claim for refund or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  (iv) "Return" means any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  (v) "Tax" means any federal, state, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental, real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers' compensation, withholding, estimated or other similar tax, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest and penalties thereon and additions thereto).

      3.31 Employee Benefit Plans

            3.31.1 Except as set forth in Section 3.31 of the CBH Disclosure Statement, with respect to any employee or former employee of CBH or any Subsidiary thereof, none of CBH or Erye, or any Affiliated company presently maintains, contributes to or has any liability under: (i) any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit, cafeteria, medical expense reimbursement, dependent care, stock option, stock purchase, stock appreciation rights, deferred compensation, consulting, severance pay or termination pay, vacation pay, welfare or other employee benefit or fringe benefit plan, program or arrangement; or (ii) any plan, program or arrangement which is an employee pension benefit plan, or an "employee welfare benefit plan" as defined under relevant laws applicable to CBH or any Subsidiary thereof. Each plan, program and arrangement set forth in
Section 3.31 of the CBH Disclosure Statement is herein referred to as a "CBH Employee Benefit Plan." The term "affiliated company" means any organization that would be aggregated with any of CBH or any Subsidiary thereof under Section 414(b), (c), (m) or (o) of the Code.

            3.31.2 There is no pending or threatened legal action, claim, proceeding or investigation against or involving any CBH Employee Benefit Plan (other than routine claims for benefits) and there is no basis for any facts which could give rise to any such condition, legal action, claim, proceeding or investigation.

            3.31.3 None of CBH or Erye nor any of their affiliates is a party to any employment agreement, whether written or oral, or agreement with change in control or similar provisions, or a collective bargaining agreement or contract with any labor union relating to any employees or former employees of CBH or any Subsidiary thereof.

      3.32 Environmental Matters.

            3.32.1 Each of CBH and its Subsidiaries has complied and is in compliance in all material respects with all applicable Environmental Laws (as defined herein) pertaining to any of the properties and assets of CBH and its Subsidiaries (including all real property owned by CBH or any of its Subsidiaries, together with all structures, facilities, improvements, fixtures, systems, equipment and items of property presently or hereafter located thereon or attached or appurtenant thereto or owned by CBH or any of its Subsidiaries and located on real property leased by CBH or any of its Subsidiaries, and all easements, licenses, rights and appurtenances relating to the foregoing (collectively, the "CBH Real Property") and the use and ownership thereof, and to the operation of their respective businesses. No material violation by CBH or any of its Subsidiaries is being alleged of any applicable Environmental Law relating to any of the properties and assets of CBH or any of its Subsidiaries (including the CBH Real Property) or the use or ownership thereof, or to the operation of their respective businesses.

            3.32.2 None of CBH or its Subsidiaries or any other Person (including any tenant or subtenant) has caused or taken any action that will result in, nor is CBH or any Subsidiary thereof subject to, any material liability or obligation on the part of CBH or any Subsidiary thereof or any of its Affiliates, relating to (x) the environmental conditions on, under, or about the CBH Real Property or other properties or assets owned, leased, operated or used by CBH or any of its Subsidiaries or any predecessor thereto at the present time or in the past, including without limitation, the air, soil and groundwater conditions at such properties or (y) the past or present use, management, handling, transport, treatment, generation, storage, disposal or Release (as defined herein) of any Hazardous (as defined herein) materials.

                  3.32.2.1 CBH has disclosed and made available to NeoStem all information, including, without limitation, all studies, analyses and test results, in the possession, custody or control of or otherwise known to CBH or its Subsidiaries relating to (x) the environmental conditions on, under or about the Real Property or other properties or assets owned, leased, operated or used by CBH or any of its Subsidiaries any predecessor in interest thereto at the present time or in the past, and (y) any Hazardous materials used, managed, handled, transported, treated, generated, stored or Released by CBH or any of its Subsidiaries or any other Person on, under, about or from any of the CBH Real Property, or otherwise in connection with the use or operation of any of the properties and assets of CBH or any of its Subsidiaries or their respective businesses.

            3.32.3 For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

                  3.32.3.1 "Environmental Laws" means all Laws relating to the protection of the environment, to human health and safety, or to any Environmental activity, including, without limitation, (a) CERCLA, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act, or any equivalent law under the PRC, including, without limitation, the Environmental Protection Law of the PRC, the Law of the PRC on Appraising of Environmental Impacts and the Law of the PRC on Prevention and Control of Environmental Pollution by Solid Waste, (b) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of Hazardous materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous materials and (c) all other requirements pertaining to the protection of the health and safety of employees or the public.

                  3.32.3.2 "Hazardous Materials" means any substance that: (a) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon as or related materials (b) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder, or (c) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority or Environmental Law.

                  3.32.3.3 "Release" means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeing, dispersal, leeching, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

      3.33 CBH Business Matters.

            3.33.1 None of CBH, Erye or any director, agent, employee or any other person acting for or on behalf of CBH or Erye, has directly or indirectly made any unlawful contribution, gift, bribe, payoff, influence payment, kickback, or any other fraudulent payment in any form, whether in money, property, or services to any person, including but not limited to any staff member at any hospital or center for disease control or any government officer
(a) to obtain favorable treatment in securing business for CBH or Erye, (b) to pay for favorable treatment for business secured, (c) to obtain special concessions or for special concessions already obtained, for or in respect of CBH or Erye, or (d) in violation of any applicable anti-corruption law.

            3.33.2 None of CBH, Erye or any director, agent, employee or any other person acting for or on behalf of CBH or Erye, has established or maintained any fund or assets in which such Group Company has proprietary rights that have not been recorded in the books and records of CBH or Erye. Each transaction is properly and accurately recorded in all material respects on the books and records of CBH or Erye, and each document upon which entries such books and records are based is complete and accurate in all material respects. Each of CBH and Erye maintains a system of internal accounting controls reasonably designed to insure that there is no maintain no off-the-books accounts and its assets are used only in accordance with its corporate management directives.

            3.33.3 Section 3.33.3 of the CBH Disclosure Agreement sets forth all the land, buildings and premises currently owned by Erye (the "Owned Real Property"). The description of the Owned Real Property as set forth in Section
3.33.3 of the CBH Disclosure Statement is true and complete.

            3.33.4 Erye has exclusive and unfettered possession, occupation and proper legal title to the land use rights and building ownership rights in respect of the Owned Real Property (including possession of the land use rights certificates and building ownerships certificates) and are, subject to compliance with applicable laws of the PRC, entitled to transfer, sell, mortgage or otherwise dispose of the Owned Real Property and there are no occupancy rights or liens in favour of third parties affecting it.

            3.33.5 The original land grant fee for the land use rights was paid in full, and no further amounts are currently owed in respect thereof. No other fees or other payments are owed in respect of the Owned Real Property including in respect of the relocation of Erye to the site previously disclosed to NeoStem by CBH. The relevant granted land use right contracts and the relevant land registration cards contain no restrictions on Erye's use of the Owned Real Property for which such land use rights have been granted.

            3.33.6 There are no claims pending or, to CBH and Erye's knowledge, threatened that would result in the creation of any lien on any Owned Real Property.

            3.33.7 There are no zoning or other applicable laws or regulations currently in effect that would prevent or limit Erye from conducting its operations on the Owned Real Property as they are currently conducted or contemplated to be conducted.

            3.33.8 There are not material assets or properties shared with any other entity, which are used in connection with the business conducted by Erye, and all of the facilities, services, assets or properties owned by Erye are sufficient to conduct its business as proposed to be conducted.

With respect to the relocation of Erye's workshop, Erye has all approvals and certificates necessary for the title to and legal use of the building which is under construction on the date of this Agreement. CBH intends for Erye to relocate its workshop to the completed building, which shall ensure optimum operation and production of Erye, on or about December 31, 2011.

      3.34 Disclosure. All information disclosed by or on behalf of CBH or its Subsidiaries to NeoStem or its advisers on or prior to the date hereof is true and accurate in all material aspects, and CBH and its Subsidiaries are not aware of any other fact or matter which renders any such information misleading because of any omission, ambiguity or for any other reason. All information contained in the CBH Disclosure Statement is true and accurate in all aspects and fairly presented and there is no fact or matter which has not been disclosed in the CBH Disclosure Statement which renders any such information untrue or misleading and there is no fact or matter concerning CBH or its Subsidiaries which has not on the basis of the utmost good faith been disclosed in the CBH Disclosure Statement which would reasonably be expected to influence the decision of NeoStem to proceed with the Merger on the terms and conditions thereof.

                                  ARTICLE IV.

               REPRESENTATION AND WARRANTIES OF NEOSTEM AND SUBCO

            Except as set forth in the disclosure statement delivered by NeoStem to CBH at or prior to the execution of this Agreement (the "NeoStem Disclosure Statement") (each section of which qualifies the correspondingly numbered representation and warranty, regardless of whether such representation or warranty expressly refers to or is qualified by reference to such NeoStem Disclosure Statement) or as disclosed in the NeoStem SEC Reports, NeoStem and Subco, jointly and severally, represent and warrant to CBH as follows (it being understood and agreed that each representation and warranty with respect to any payment obligation of NeoStem that is qualified hereunder as to materiality, shall refer to any such obligation (i) having a dollar value of more than $50,000, to the extent such value is quantifiable, and (ii) not made or incurred in the ordinary course of business):

      4.1 Organization and Qualification.

            4.1.1 Each of NeoStem and its Subsidiaries (as defined in Section 4.1.2) is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the NeoStem SEC Reports (as defined herein). Each of NeoStem and each of NeoStem's Subsidiaries is duly qualified to transact business as a foreign corporation or other foreign entity and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property requires such qualification, except for failures to be so qualified or in good standing which would not, singly or in the aggregate with all such other failures, have a NeoStem Material Adverse Effect. "NeoStem Material Adverse Effect" means, with respect to any event, occurrence, matter, failure of event or occurrence, change, effect, state of affairs, breach, default, violation, fine, penalty or failure to comply (each, a "Circumstance"), individually or taken together with all other
Circumstances contemplated by or in connection with any or all of the representations and warranties made in this Agreement, a material adverse effect on the business, assets (including without limitation intangible assets), liabilities (contingent or otherwise), financial condition, results of operations or prospects of NeoStem and its Subsidiaries, taken as a whole; provided, however, that NeoStem Material Adverse Effect shall not be deemed to include the impact of: (A) the implementation of changes in U.S. generally accepted accounting principles; (B) actions and omissions of NeoStem or its Subsidiaries taken or permitted with the prior written consent of CBH after the date hereof; (C) expenses reasonably incurred by NeoStem or its Subsidiaries in consummating the transactions contemplated by this Agreement; (D) changes in the general economic or financial market conditions; (E) any occurrence, condition, change, event or effect that affects the stem cell industry generally; and (F) the outbreak or escalation of hostilities involving the PRC or the United States, the declaration by the PRC or the United States of war or the occurrence of any natural disasters and acts of terrorism.

            4.1.2 Neither NeoStem nor any of its Subsidiaries is in violation of any of the provisions of its certificate of incorporation or by-laws, or other similar organizational documents, each as amended and currently in effect, or, if it is a limited liability company or partnership, its operating agreement, partnership agreement or other comparable agreement. True and complete copies of the certificate of incorporation and by-laws, each as amended and as currently in effect, of NeoStem and true and complete copies of the certificate of incorporation and by-laws, or other similar organizational documents, each as amended and currently in effect, of each Subsidiary of NeoStem have been previously delivered or made available to CBH. Except for an amendment to the certificate of incorporation to increase the number of shares of NeoStem Preferred Stock authorized for issuance by NeoStem in order to consummate the transactions contemplated by this Agreement, which may be authorized by the NeoStem Board of Directors, subject to the approval of the NeoStem Stockholders at the NeoStem Annual Meeting, no amendments to the certificate of incorporation, as amended, of NeoStem have been authorized since August 8, 2007, and no amendments to the by-laws of NeoStem have been authorized since August 1, 2006. For purposes of this Agreement, all references to the "Subsidiaries" of NeoStem shall constitute references to any entity (i) the accounts of which would be consolidated with those of NeoStem in NeoStem's consolidated financial statements if such financial statements were prepared in accordance with generally accepted accounting principles or (ii) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses are owned by NeoStem and/or one or more subsidiaries of NeoStem.

      4.2 Authority Relative to this Agreement. Each of NeoStem and Subco has the corporate power and authority to execute and deliver this Agreement and, upon obtaining the approval of a majority of the outstanding shares of NeoStem Common Stock at the NeoStem Annual Meeting or any adjournment thereof as authorized under the DGCL, to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of NeoStem and Subco, and except as stated in the preceding sentence, no other corporate proceedings on the part of NeoStem or Subco are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by NeoStem and Subco and, assuming the due authorization, execution and delivery hereof by CBH and subject to stockholder approval as aforesaid, constitutes a valid and binding agreement of each of NeoStem and Subco, enforceable against NeoStem and Subco in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

      4.3 Consents, No Conflicts.

            4.3.1 Except for actions to be taken in connection with (a) the filing of the Certificate of Merger (including the increase in the preferred stock), (b) the filing and effectiveness of the Registration Statement and/or Joint Proxy Statement and shareholder approval thereunder, (c) filings required pursuant to any state securities or "blue sky" laws, (d) filings, approvals for listing and other matters relating to the listing or quoting on an Exchange of the shares of NeoStem Common Stock required to be issued pursuant to this Agreement, and (e) any other filings, notices, disclosures or registrations set forth in Section 4.3.1 of the NeoStem Disclosure Statement, no filing or registration with, notification or disclosure to, or permit, authorization, consent or approval of, (x) any Government Authority or (y) any third party, whether acting in an individual, fiduciary or other capacity, is required for the consummation by NeoStem or Subco of the Merger or the other transactions contemplated hereby.

            4.3.2 Except as set forth in Section 4.3.2 of the NeoStem Disclosure Statement, the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and compliance by NeoStem and Subco with any of the provisions hereof do not and will not: (i) subject to obtaining the approval of the Merger by holders of the NeoStem Common Stock and the NeoStem Preferred Stock, conflict with or result in any breach or violation of any provision of the certificate of incorporation or by-laws, or other similar organizational documents, each as amended, of NeoStem or any of its Subsidiaries or (ii) result in (1) a breach or violation of, a default under or an event triggering any payment, obligation or acceleration of any obligation pursuant to any NeoStem Employee Benefit Plan (as defined herein) or any grant or award made under any of the foregoing, (2) a breach or violation of, a default under or an event triggering a right of termination of, a default under, or the acceleration of any obligation or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time or both) pursuant to any provision of, any agreement, lease of real or personal property, marketing agreement, contract, note, mortgage, indenture or other obligation of NeoStem or any of its Subsidiaries ("NeoStem Contracts") or, subject to making all filings, notifications and disclosures and receipt of all permits, authorizations, consents and approvals referred to in clauses "a" through "e" of Section 4.3.1 or in Section 4.3.1 of the NeoStem Disclosure Statement, any law, rule, ordinance or regulation or judgment, decree, order or award to which NeoStem or any of its Subsidiaries is subject or any governmental or non-governmental authorization, consent, approval, registration, franchise, license or permit under which NeoStem or any of its Subsidiaries conducts any of its business, or
(3) any other change in the rights or obligations of any party under any of the NeoStem Contracts, except, with respect to this clause (ii), for breaches, violations, defaults, triggering events, creations of liens, pledges, security interests or other encumbrances on assets, or changes in rights or obligations which would not, singly or in the aggregate with all other such matters, have a NeoStem Material Adverse Effect.

            5.3.3 As of the date of execution of this Agreement, NeoStem has not received any de-listing notice from the Exchange on which the NeoStem Common Stock is listed or quoted with respect to its Common Stock.

      4.4 Board Recommendation. The Board of Directors or an appropriate committee of the Board of Directors of NeoStem has, by a unanimous vote of those directors in attendance at a meeting of such Board or committee duly held on October 31, 2008 approved and adopted this Agreement, the Merger and the other transactions contemplated hereby. At such meeting, the Board of Directors of NeoStem or board committee determined that the terms of the Merger are fair to the holders of NeoStem Common Stock and recommended that the holders of such shares approve and adopt this Agreement, the Merger, the issuance of the NeoStem Common Stock pursuant to this Agreement and the other transactions contemplated hereby (the "NeoStem Board Recommendation").

      4.5 State Anti-takeover Statutes; Stockholder Protection Rights Agreements. Other than the CBH Lock-Up and Voting Agreement, the NeoStem Lock-Up and Voting Agreement (as defined herein) and the Confidentiality Agreements (as defined herein), there are no contracts between NeoStem or Subco, on the one hand, and any member of CBH's management or directors, on the other hand, as of the date hereof that relate in any way to CBH or the transactions contemplated by this Agreement. Prior to the Board of Directors of CBH approving this Agreement, the Merger and the other transactions contemplated hereby for purposes of the applicable provisions of the DGCL, neither NeoStem nor Subco, alone or together with any other person, was at any time, or became, an "interested stockholder" thereunder or has taken any action that would cause the restrictions on business combinations with interested stockholders set forth in
Section 203 of the DGCL to be applicable to this Agreement, the Merger, or any transactions contemplated by this Agreement. NeoStem is not a party to any stockholder protection rights agreement or any agreement similar thereto.

      4.6 No Existing Violation, Default, Etc. None of NeoStem or its Subsidiaries is in violation of (A) any Applicable Law or (B) any order, decree or judgment of any Governmental Authority having jurisdiction over NeoStem or any of its Subsidiaries. No event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default, exists under any material NeoStem Contract or any material lease, permit, license or other agreement or instrument to which NeoStem or any of its Subsidiaries is a party or by which any of them is bound or to which any of the properties, assets or operations of NeoStem or any of its Subsidiaries is subject.

      4.7 Licenses and Permits. Each of NeoStem and its Subsidiaries has such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate governmental agencies and bodies ("NeoStem Licenses") as are necessary to own, lease or operate its properties and to conduct its business in the manner described in the NeoStem SEC Reports and as presently conducted and all such NeoStem Licenses are valid and in full force and effect, other than any failure to have any such NeoStem License or any failure of any such NeoStem License to be valid and in full force and effect as would not, singly or in the aggregate with all such other failures, have a NeoStem Material Adverse Effect. NeoStem and its Subsidiaries do not currently participate in any Medicaid program. Each of NeoStem and its Subsidiaries is and, within the period of all applicable statutes of limitations, has been in compliance with its obligations under such NeoStem Licenses and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such NeoStem Licenses, other than any such failure to be in compliance with such obligations or any such revocation or termination as would not, singly or in the aggregate with all such other failures, revocations or terminations, have a NeoStem Material Adverse Effect. Except as set forth in
Section 4.7 of the NeoStem Disclosure Statement, NeoStem has no knowledge of any facts or circumstances that could reasonably be expected to result in an inability of NeoStem or any of its Subsidiaries to renew any material NeoStem License. Subject to making all filings, notifications and disclosures and receipt of all permits, authorizations, consents and approvals referred to in
Section 4.3.1 of the NeoStem Disclosure Statement, neither the execution and delivery by NeoStem or Subco of this Agreement nor the consummation of any of the transactions contemplated herein will result in any revocation or termination of any material NeoStem License.

      4.8 Registration Statement; Prospectus/Joint Proxy Statement. None of the information supplied or to be supplied by NeoStem for inclusion in, and none of the information regarding NeoStem and its Subsidiaries incorporated by reference in, the Registration Statement or the Prospectus/Joint Proxy Statement, including all amendments and supplements thereto, shall, in the case of the
Registration Statement, at the time the Registration Statement becomes effective, and, in the case of the Prospectus/Joint Proxy Statement, on the date or dates the Prospectus/Joint Proxy Statement is first mailed to NeoStem and CBH stockholders and on the date or dates of the NeoStem Annual Meeting and the CBH Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement and the Prospectus/Joint Proxy Statement will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as the case may be.

      4.9 Finders or Brokers;  Compensation Arrangements.  Except as provided in
Section 4.9 of the NeoStem Disclosure Statement, neither NeoStem nor any Subsidiary of NeoStem has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned in whole or part upon consummation of the Merger.

      4.10 SEC Reports. NeoStem has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 2007 (the "NeoStem Audit Date") (including, without limitation, NeoStem's Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 28, 2008, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A filed with the SEC on April 29, 2008, and NeoStem's Quarterly Report on Forms 10-Q for the quarters ended March 31 and June 30, 2008 and all certifications and statements required by Rule 13a-14 or 15d-14 under the Exchange Act or 18 U.S.C. Section 1350 (Section 906 of SOX) with respect to any Annual Reports or Proxy Statements, and Current Reports on Form 8-K), pursuant to the federal securities laws and the SEC's rules and regulations thereunder, and SOX and all rules and regulations thereunder (collectively, and together with all forms, reports and documents filed by NeoStem with the SEC after December 31, 2007, including any amendments thereto, the "NeoStem SEC Reports"). Except as set forth in Section
4.10 of the NeoStem Disclosure Statement, NeoStem SEC Reports were or will, as applicable, be prepared in accordance with the requirements of the Securities
Act and the Exchange Act, as the case may be, and the rules and regulations thereunder. As of their respective dates, none of NeoStem SEC Reports, including, without limitation, any financial statements or schedules included therein, contained or will contain, as applicable, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or are made, as applicable, made, not misleading. No Subsidiary of NeoStem is or has been required to file any form, report, registration statement or other document with the SEC.

      4.11 Disclosure Controls and Procedures. NeoStem maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such controls and procedures are effective to ensure that all material information concerning NeoStem and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of NeoStem's filings with the SEC and other public disclosure documents. As used in this Section 4.11, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

      4.12 Financial Statements. Except as set forth in Section 4.12 of the NeoStem Disclosure Statement, the consolidated balance sheets and the related consolidated statements of income and cash flows (including the related notes thereto) of NeoStem included in NeoStem SEC Reports, as of their respective dates, complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly in all material respects, the consolidated financial position of NeoStem and its consolidated Subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to notes and normal year-end adjustments that were not material in amount or effect).

      4.13 SOX Certifications. The Chief Executive Officer and the Chief Financial Officer of NeoStem have signed, and NeoStem has furnished to the SEC, all certifications required by Sections 302 and 906 of SOX. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn. Neither NeoStem nor any of it officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

      4.14 Undisclosed Liabilities. Except (i) as reflected in NeoStem's unaudited consolidated balance sheet at June 30, 2008 or liabilities described in any notes thereto, (ii) for liabilities incurred in the ordinary course of business since June 30, 2008 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, (iii) performance obligations under contracts required in accordance with their terms, or performance obligations, to the extent required under applicable laws, in each case to the extent arising after the date hereof or (iv) as set forth in Section
4.14 of the NeoStem Disclosure Statement, neither NeoStem nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) and which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

      4.15 Off-Balance Sheet Arrangements. NeoStem and its Subsidiaries have not effected any securitization transactions or "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K of the SEC) since the NeoStem Audit Date. NeoStem has delivered or made available to CBH copies of the documentation creating or governing any such securitization transactions and off-balance sheet arrangements.

      4.16 Loans to Executives and Directors. NeoStem has not, since the effective date of SOX, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of NeoStem in violation of SOX. NeoStem has not made any loan or extension of credit to which the second sentence of Section 13(k)(I) of the Exchange Act applies.

      4.17 Independent Auditors. Holtz Rubenstein Reminick LLP serves as NeoStem's independent registered public accounting firm and to NeoStem's knowledge, there are no relationships or services, or any other factors that may affect the objectivity and independence of Holtz Rubenstein Reminick LLP under applicable auditing standards. Holtz Rubenstein Reminick LLP has not performed any non-audit services for NeoStem and its Subsidiaries since the NeoStem Audit Date, which, in any such case, were required to be disclosed in NeoStem SEC Reports and were not so disclosed.

      4.18 Absence of Changes or Events. Except for (a) matters publicly disclosed by NeoStem prior to the date hereof in NeoStem SEC Reports filed prior to the date hereof, (b) matters disclosed in Section 4.18 of the NeoStem Disclosure Statement and (c) matters disclosed in Section 4.21 of the NeoStem Disclosure Statement:

            4.18.1 Since December 31, 2007: (i) NeoStem and its Subsidiaries have conducted their business in the ordinary course and have not entered into any material oral or written agreement or other material transaction that is not in the ordinary course of business (other than this Agreement) or that could reasonably be expected to result in a NeoStem Material Adverse Effect; (ii) neither NeoStem nor any of its Subsidiaries have sustained any material loss or interference with their business or properties from fire, flood, windstorm, accident, strike or other calamity (whether or not covered by insurance); (iii) there has been no material change in the indebtedness of NeoStem and its Subsidiaries, no change in the capital stock of NeoStem and no dividend or distribution of any kind declared, paid or made by NeoStem on any class of its capital stock; (iv) there has been no event or condition which has caused a NeoStem Material Adverse Effect, nor any development, occurrence or state of facts or circumstances known to NeoStem that could, singly or in the aggregate, reasonably be expected to result in a NeoStem Material Adverse Effect; and (v) there has been no material change by NeoStem in its accounting principles, practices or methods.

            4.18.2 Since December 31, 2007, other than in the ordinary course of business consistent with past practice or as disclosed in the NeoStem SEC
Reports, there has not been any increase in the compensation or other benefits payable, or which could become payable, by NeoStem, to its officers or key employees, or any amendment of any of the NeoStem Employee Benefit Plans.

      4.19 Capitalization.

            4.19.1  Subject  to  Section   4.19.1  of  the  NeoStem   Disclosure
Statement,   the  authorized   capital  stock  of  NeoStem  consists  solely  of
500,000,000 shares of common stock, par value $0.001 per share (the "NeoStem Common Stock"), and 5,000,000 shares of preferred stock, without par value (the "NeoStem Preferred Stock"), of which 825,000 shares are designated as Series B Convertible Preferred Stock ("NeoStem Series B Preferred Stock"). As of October 31, 2008, there were 7,315,006 shares of NeoStem Common Stock and 10,000 shares of NeoStem Series B Preferred Stock outstanding; and no shares of NeoStem Common Stock or shares of NeoStem Series B Preferred Stock held in NeoStem's treasury. As of October 31, 2008, 6,716,297 shares of NeoStem Common Stock were reserved for issuance upon the exercise or conversion of outstanding options, warrants or convertible securities granted or issuable by NeoStem. Except for the foregoing, as disclosed in the NeoStem SEC Documents or as set forth below, there are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating NeoStem to issue, transfer or sell any shares of capital stock of NeoStem or any other securities convertible into or evidencing the right to subscribe for any such shares; provided, however, that
(i) any and all outstanding options to purchase shares of NeoStem Common Stock and/or warrants to purchase shares of NeoStem Common immediately prior to the Closing, may be amended, canceled and reissued, or otherwise modified by NeoStem's Board of Directors (or an appropriate committee thereof) so that the exercise price of each such option and/or warrant shall be as set forth in
Section 4.19 of the NeoStem Disclosure Statement; and (ii) simultaneously with the Closing, any and all outstanding options to purchase shares of NeoStem Common Stock held by employees, officers, directors or consultants providing services to NeoStem immediately prior to the Closing shall be amended so that vesting is based on the achievement of certain milestones. There are no outstanding stock appreciation rights with respect to the capital stock of NeoStem. As of the date hereof, except for (a) stock options issuable pursuant to stock option plans adopted or assumed by NeoStem, (b) shares of NeoStem Common Stock issuable pursuant to other NeoStem Employee Benefit Plans disclosed in NeoStem SEC Reports, (c) securities issuable in connection with business combinations disclosed in NeoStem SEC Reports, (d) matters described in Section
4.18 of the  NeoStem  Disclosure  Statement  and (e) matters  described  in this
Section 4.19, NeoStem is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of NeoStem Common Stock or NeoStem Preferred Stock or any other equity securities of NeoStem or any securities representing the right to purchase or otherwise receive any shares of NeoStem Common Stock or NeoStem Preferred Stock or any other equity securities of NeoStem.

            4.19.2 Except as set forth in Section 4.19.2 of the NeoStem Disclosure Statement, there are no (i) obligations, contingent or otherwise, of NeoStem or its Subsidiaries to repurchase, redeem or otherwise acquire any shares of NeoStem Common Stock or provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any other person, or (ii) agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings (or any component thereof), or calculated in accordance therewith, of NeoStem or any of its Subsidiaries. There are no voting trusts, proxies or other agreements or understandings to which NeoStem is a party or by which NeoStem is bound with respect to the voting of any shares of capital stock of NeoStem.

            4.19.3 NeoStem has delivered or made available to CBH complete and correct copies of each stock option plan adopted or assumed by NeoStem as of the date hereof and the form of equity compensation plan currently under consideration as a proposal for adoption at the NeoStem Annual Meeting(the "Equity Compensation Plan").

            4.19.4 Each outstanding share of NeoStem Common Stock and NeoStem Preferred Stock is, and all shares of NeoStem Common Stock and NeoStem Series C Preferred Stock to be issued in connection with the transactions contemplated hereby will be, duly authorized and validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and each outstanding share of NeoStem Common Stock and NeoStem Preferred Stock has not been, and all shares of NeoStem Common Stock and NeoStem Series C Preferred Stock to be issued in connection with the transactions contemplated hereby will not be, subject to or issued in violation of any preemptive or similar rights.

      4.20 Capital Stock of Subsidiaries. The only direct or indirect Subsidiaries of NeoStem are those listed in Section 4.20 of the NeoStem Disclosure Statement. NeoStem is directly or indirectly the record and beneficial owner of all of the outstanding shares of capital stock of each of its Subsidiaries, there are no proxies with respect to such shares, and there are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating NeoStem or any of such Subsidiaries to issue, transfer or sell any shares of capital stock of any of such Subsidiaries or any other securities convertible into or evidencing the right to subscribe for any such shares. All of such shares so beneficially owned by NeoStem are duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto and are owned by NeoStem, directly or indirectly, free and clear of any claim, lien or encumbrance of any kind with respect thereto. Except as set forth in Section 4.20 of the NeoStem Disclosure Statement, NeoStem does not directly or indirectly own any interest in any corporation, partnership, limited liability company, joint venture or other business association or entity.

      4.21 Litigation. Except as set forth in Section 4.21 of the NeoStem Disclosure Statement or in the NeoStem SEC Reports, as of the date hereof there are no material pending actions, suits, proceedings or, to the knowledge of NeoStem, investigations by, against or affecting NeoStem, any of its Subsidiaries or any of their properties, assets or operations, or with respect to which NeoStem or any of its Subsidiaries is responsible by way of indemnity or otherwise. Except as set forth in Section 4.21 of the NeoStem Disclosure
Statement or the NeoStem SEC Reports: (i) no material pending or, to the knowledge of NeoStem, threatened actions, suits, proceedings or investigations by, against or affecting NeoStem, any of its Subsidiaries or any of their properties, assets or operations, or with respect to which they are responsible by way of indemnity or otherwise, whether or not disclosed in such NeoStem SEC Reports, would, singly or in the aggregate with all such other actions, suits, investigations or proceedings, reasonably be expected to have a NeoStem Material Adverse Effect; and (ii) to the knowledge of NeoStem, there are no material actions, suits, proceedings or investigations and there is no reasonable basis, to the knowledge of NeoStem, for any action, suit, proceeding or investigation, whether or not threatened or contemplated.

      4.22 Insurance. NeoStem and its Subsidiaries have insurance policies covering it and its Subsidiaries' assets, business, equipment, properties, operations, employees, officers and directors which NeoStem reasonably and in good faith believes are adequate to conduct the business of NeoStem and its Subsidiaries. All premiums due and payable under all such policies have been paid, and NeoStem is otherwise in full compliance with the terms and conditions of all such policies, except where the failure to have made payment or to be in full compliance would not, individually or in the aggregate with all such other failures, have a NeoStem Material Adverse Effect. NeoStem reasonably believes that the reserves established by NeoStem and its Subsidiaries in respect of all matters as to which NeoStem or any of its Subsidiaries self-insures or carries retention and/or deductibles, including without limitation workers' medical coverage and workers' compensation, are adequate and appropriate, and NeoStem is not aware of any facts or circumstances existing as of the date hereof that would reasonably be expected to cause such reserves to be materially inadequate or inappropriate.

      4.23 Title to and Condition of Properties. NeoStem and its Subsidiaries have good title to all of the real property and personal property reflected on NeoStem's June 30, 2008 unaudited consolidated balance sheet contained in
NeoStem's Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed with the SEC (the "NeoStem Balance Sheet"), except for property since sold or otherwise disposed of in the ordinary course of business and consistent with past practice and except for defects of title which are not material to NeoStem and its Subsidiaries taken as a whole. Neither NeoStem nor any of its Subsidiaries owns any material real property. Except as set forth in Section
4.23 of the NeoStem Disclosure Statement, no real or personal property owned or leased by NeoStem or any of its Subsidiaries is subject to claims, liens or other encumbrances of any kind or character, including, without limitation, mortgages, pledges, liens, conditional sale agreements, charges, security interests, easements, restrictive covenants, rights of way or options, except for (i) liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings and in respect of which NeoStem or its appropriate Subsidiary has set aside on its books adequate reserves in accordance with generally accepted accounting principles; (ii) mechanics', carriers', workers', repairers', materialmen's, landlords' and other similar statutory or common law liens incurred in the ordinary course of business for obligations not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings and in respect of which NeoStem or its appropriate Subsidiary has set aside on its books adequate reserves in accordance with generally accepted accounting principles; (iii) in the case of real property, easements, rights of way, restrictions, minor defects or irregularities in title that do not individually or in the aggregate have a material adverse effect on the value or use of the real property encumbered thereby as currently used in the operation of the business of NeoStem or its Subsidiaries; (iv) those which would not materially interfere with the conduct of the business of NeoStem and its Subsidiaries (the encumbrances described in clauses (i) through (iv) of this sentence, collectively, the "NeoStem Permitted Encumbrances"); (v) those securing liabilities reflected in the NeoStem Balance Sheet; or (vi) those described in Section 4.23 of the NeoStem Disclosure Statement.

      4.24 Leases. There have been delivered or made available to CBH true and complete copies of each lease pursuant to which Real Property or personal property is held under lease by NeoStem or any of its Subsidiaries (limited, in the case of personal property, to leases pursuant to which annual rentals are reasonably expected to be at least $100,000 per year), and true and complete copies of each lease pursuant to which NeoStem or any of its Subsidiaries leases real or personal property to others (limited in the case of personal property, to leases pursuant to which annual rentals are reasonably expected to be at least $100,000 per year). Section 4.24 of the NeoStem Disclosure Statement sets forth a true and complete list of all such leases, and such leases are the only leases that are material to the business conducted by NeoStem and its Subsidiaries taken as a whole. All of the leases so listed (i) are, in all material respects, valid and subsisting and in full force and effect with respect to NeoStem and its Subsidiaries, as the case may be, and, to NeoStem's knowledge, with respect to any other party thereto and (ii) were entered into as a result of bona fide arm's length negotiations with the other party or parties thereto. NeoStem or its Subsidiaries, as the case may be, have valid leasehold interests in all properties leased thereunder free and clear of all material liens and encumbrances other than NeoStem Permitted Encumbrances. The real properties leased by NeoStem and its Subsidiaries are, in all material respects, in good operating order and condition, subject to ordinary wear and tear. To NeoStem's knowledge, there are no material structural, mechanical or other defects in any improvements located on such real properties.

      4.25 Contracts and Commitments. Except as set forth in Section 4.25 of the NeoStem Disclosure Statement, as described in a NeoStem SEC Report or as set forth as an exhibit in a NeoStem SEC Report, neither NeoStem nor any of its Subsidiaries is a party to any existing contract, obligation or commitment of any type in any of the following categories:

            4.25.1 contracts for the purchase by NeoStem or any of its Subsidiaries of medicines, materials, supplies or equipment which are not cancelable upon 90 days' or less notice and which either (i) have not been entered into in the ordinary course of business and consistent with past practice or (ii) provide for purchase prices substantially greater than those presently prevailing for such materials, supplies or equipment, or (iii) contracts obligating NeoStem or its Subsidiaries to make capital expenditures in excess of $50,000;

            4.25.2 contracts under which NeoStem or any of its Subsidiaries has, except by way of endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past practice, become absolutely or contingently or otherwise liable for (i) the performance of any other person, firm or corporation under a contract, or (ii) the whole or any part of the indebtedness or liabilities of any other person, firm or corporation;

            4.25.3 powers of attorney outstanding from NeoStem or any of its Subsidiaries other than as issued in the ordinary course of business and consistent with past practice with respect to customs, insurance, patent, trademark or tax matters, or to agents for service of process;

            4.25.4 contracts under which any amount payable by NeoStem or any of its Subsidiaries is dependent upon, or calculated in accordance with, the revenues or earnings (or any component thereof of NeoStem or any of its Subsidiaries;

            4.25.5 contracts with any director, officer, employee or affiliate of NeoStem or any of its Subsidiaries other than in such person's capacity as a director, officer or employee of NeoStem or any of its Subsidiaries;

            4.25.6 contracts which limit or restrict where NeoStem or any of its Subsidiaries may conduct its business or the type or line of business in which NeoStem or any of its Subsidiaries may engage;

            4.25.7 contracts with any party for the loan of money or availability of credit to or from NeoStem or any of its Subsidiaries (except credit extended by NeoStem or any of its Subsidiaries to its customers in the ordinary course of business and consistent with past practice);

            4.25.8 any material hedging, option, derivative or other similar transaction; or

            4.25.9 any contract with any Governmental Authority or, to NeoStem's knowledge, any Government Authority contractor, with regard to any product or service sold or provided by NeoStem.

True and complete copies of all contracts, obligations and commitments listed in
Section 4.25 of the NeoStem Disclosure Statement have been delivered or made available to CBH. Except as set forth in Section 4.25 of the NeoStem Disclosure Statement, none of NeoStem or its Subsidiaries or, to the knowledge of NeoStem, any other party is in breach of or default under any of the contracts, obligations and commitments listed in Section 4.25 of the NeoStem Disclosure Statement or under any other NeoStem Contracts (and, to the knowledge of NeoStem, no facts or circumstances exist which could reasonably support the assertion of any such breach or default) except for breaches and defaults which would not, singly or in the aggregate with all other such breaches, have a NeoStem Material Adverse Effect.

      4.26 Employees; Labor Matters. Except as set forth in Section 4.26 of the NeoStem Disclosure Statement, neither NeoStem nor any Subsidiary thereof is a party to or bound by any collective bargaining agreement, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by NeoStem or any Subsidiary thereof. Since December 31, 2007, there has not occurred or been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of NeoStem or any Subsidiary thereof. Except as set forth in Section 4.26 of the NeoStem Disclosure Statement, there are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or threatened with respect to any employee of NeoStem or any Subsidiary thereof. Each of NeoStem and its Subsidiaries has complied with all Applicable Laws pertaining to the employment or termination of employment of their respective employees, including, without limitation, all such Applicable Laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities, except for any failure so to comply that, individually and in the aggregate, could not result in any material liability or obligation on the part of NeoStem or any of its Subsidiaries.

      4.27 Put Rights. Except as described in Section 4.27 of the NeoStem Disclosure Statement, neither the execution and delivery by NeoStem of this Agreement nor the consummation of the Merger or any other transaction contemplated hereby gives rise to any obligation of NeoStem or any of its Subsidiaries to, or any right of any holder of any security of NeoStem or any of its Subsidiaries to require NeoStem to, purchase, offer to purchase, redeem or otherwise prepay or repay any such security, or deposit any funds to effect the same.

      4.28 Employment and Labor Contracts. Except as set forth in Section 4.28 of the NeoStem Disclosure Statement, as described in a NeoStem SEC Report or as set forth as an exhibit in a NeoStem SEC Report, neither NeoStem nor any of its Subsidiaries is a party to any employment, management services, consultation or other contract or agreement with any past or present officer, director or employee or, to the knowledge of NeoStem, any entity affiliated with any past or present officer, director or employee, other than the agreements executed by employees generally, the forms of which have been provided or made available to CBH.

      4.29 Intellectual Property Rights. NeoStem or its Subsidiaries own or have the right to use all material NeoStem Intellectual Property Rights (as defined herein) necessary to conduct their respective businesses. Subject to obtaining any associated consents with respect to agreements or licenses listed in Section
4.29 of the NeoStem Disclosure Statement, each NeoStem Intellectual Property Right owned or used by NeoStem or any of its Subsidiaries immediately prior to the Effective Time will be owned or available for use, in all material respects, by NeoStem or its Subsidiaries on substantially the same terms and conditions immediately subsequent to the Effective Time. Section 4.29 of the NeoStem Disclosure Statement contains a list of all material patents, trade names, registered copyrights, trademarks and service marks, mask works and applications for the foregoing owned or used by NeoStem or its Subsidiaries. Except as set forth in Section 4.29 of the NeoStem Disclosure Statement, (i) NeoStem and/or its Subsidiaries have valid and unencumbered (except for NeoStem Permitted Encumbrances) title to the NeoStem Intellectual Property Rights set forth in such Section 4.29 and, to NeoStem's knowledge, such title has not been challenged (pending or threatened) by others except for the encumbrances listed therein; (ii) no material rights or licenses to use NeoStem Intellectual Property Rights have been granted or acquired by NeoStem or its Subsidiaries;
(iii) there have been no claims or assertions made by others that NeoStem or its Subsidiaries has infringed any Intellectual Property Rights of others by the sale of products, the rendering of services or any other activity since December 31, 2007; (iv) to the knowledge of NeoStem, there has been no such infringement by NeoStem or any of its Subsidiaries since December 31, 2007; (v) NeoStem has no knowledge of any infringement of NeoStem Intellectual Property Rights of NeoStem or any of its Subsidiaries by others; and (vi) all NeoStem Intellectual Property Rights owned by NeoStem or its Subsidiaries are in good standing with the registration authority therefor, if any, and, to the extent recorded on the public record, are recorded in the name of NeoStem or its Subsidiaries. True and complete copies of all material listed in Section 4.29 of the NeoStem Disclosure Statement have been delivered or made available to CBH. For purposes of this Agreement, the phrase "NeoStem Intellectual Property Rights" shall mean the Intellectual Property Rights of NeoStem and its Subsidiaries.

      4.30 Taxes.

            4.30.1 Except as set forth in Section 4.30 in the NeoStem Disclosure Statement, (i) all Returns required to be filed by, or with respect to any activities or assets of, each of NeoStem and its Subsidiaries have been duly and timely filed and are correct and complete in all material respects, (ii) all Taxes shown as owing on such Returns have been paid and (iii) none of NeoStem or its Subsidiaries is currently the beneficiary of any extension of time within which to file any Return.

            4.30.2 Except as set forth in Section 4.30 of the NeoStem Disclosure Statement, (i) all Taxes that are or may become payable by any of NeoStem or its Subsidiaries or chargeable as an Encumbrance upon its assets for which the filing of a Return is not required have been duly and timely paid and (ii) each of NeoStem and its Subsidiaries has duly and timely withheld all Taxes required to be withheld in connection with the business or assets of such entity, and such withheld Taxes have been either duly and timely paid to the proper governmental authorities or properly set aside in accounts for such purpose.

            4.30.3 Except as set forth in Section 4.30 of the NeoStem Disclosure Statement, there has been no claim or issue (other than a claim or issue that has been finally settled) concerning any liability for Taxes of NeoStem or any Subsidiary thereof asserted, raised or threatened by any taxing authority and, to the knowledge of NeoStem and its Subsidiaries, no circumstances exist to form the basis for such a claim or issue.

            4.30.4 Section 4.30 of the NeoStem Disclosure Statement lists all Income Tax Returns that have been filed with respect to each of NeoStem and its Subsidiaries for taxable periods ended on or after January 1, 2006 and that have not yet been audited or are currently the subject of audit.

            4.30.5 Except as set forth in Section 4.30 of the NeoStem Disclosure Statement, none of NeoStem or its Subsidiaries has (i) waived any statute of limitations, (ii) agreed to any extension of the period for assessment or collection or (iii) executed or filed any power of attorney with respect to Taxes, which waiver, agreement or power of attorney is currently in force.

            4.30.6 Except as set forth in Section 4.30 of the NeoStem Disclosure Statement, (i) there are no outstanding adjustments for Income Tax purposes applicable to NeoStem or any of its Subsidiaries required as a result of changes in methods of accounting effected on or before the date of this Agreement and
(ii) no material elections for Income Tax purposes have been made by any of NeoStem or its Subsidiaries that are currently in force or by which any of NeoStem or its Subsidiaries is bound.

            4.30.7 Except as set forth in Section 4.30 of the NeoStem Disclosure Statement, none of NeoStem or its Subsidiaries (i) is a party to or bound by or has any obligation under any Tax allocation, sharing, indemnity or similar agreement or arrangement or (ii) is or has been a member of any group of companies filing a consolidated, combined or unitary Income Tax Return.

      4.31 Employee Benefit Plans.

            4.31.1 Except as set forth in Section 4.31 of the NeoStem Disclosure Statement, with respect to any employee or former employee of NeoStem or any Subsidiary thereof, none of NeoStem or any Subsidiary thereof, or any affiliated company presently maintains, contributes to or has any liability under: (i) any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit, cafeteria, medical expense reimbursement, dependent care, stock option, stock purchase, stock appreciation rights, deferred compensation, consulting, severance pay or termination pay, vacation pay, welfare or other employee benefit or fringe benefit plan, program or arrangement; or (ii) any plan, program or arrangement which is an employee pension benefit plan, or an "employee welfare benefit plan" as defined under relevant laws. Each plan, program and arrangement set forth in Section 4.31 of the NeoStem Disclosure Statement is herein referred to as a "NeoStem Employee Benefit Plan." The term "affiliated company" means any organization that would be aggregated with any of NeoStem or any Subsidiary thereof under Section 414(b), (c), (m) or (o) of the Code.

            4.31.2 There is no pending or threatened legal action, claim, proceeding or investigation against or involving any NeoStem Employee Benefit Plan (other than routine claims for benefits) and there is no basis for any facts which could give rise to any such condition, legal action, claim, proceeding or investigation.

            4.31.3 Except as set forth in Section 4.31.3 of the NeoStem Disclosure Statement, none of NeoStem or any Subsidiary thereof nor any of its Affiliates is a party to any employment agreement, whether written or oral, or agreement with change in control or similar provisions, or a collective bargaining agreement or contract with any labor union relating to any employees or former employees of NeoStem or any Subsidiary thereof.

      4.32 Environmental Matters.

            4.32.1 Each of NeoStem and its Subsidiaries has complied and is in compliance in all material respects with all applicable Environmental Laws pertaining to any of the properties and assets of NeoStem and its Subsidiaries (including all real property owned by NeoStem or any of its Subsidiaries, together with all structures, facilities, improvements, fixtures, systems, equipment and items of property presently or hereafter located thereon or attached or appurtenant thereto or owned by NeoStem or any of its Subsidiaries and located on real property leased by NeoStem or any of its Subsidiaries, and all easements, licenses, rights and appurtenances relating to the foregoing (collectively the "NeoStem Real Property")) and the use and ownership thereof, and to the operation of their respective businesses. No material violation by NeoStem or any of its Subsidiaries is being alleged of any applicable Environmental Law relating to any of the properties and assets of NeoStem or any of its Subsidiaries including (the NeoStem Real Property) or the use or ownership thereof, or to the operation of their respective businesses.

            4.32.2 None of NeoStem or its Subsidiaries or any other Person (including any tenant or subtenant) has caused or taken any action that will result in, nor is NeoStem or any Subsidiary thereof subject to, any material liability or obligation on the part of NeoStem or any Subsidiary thereof or any of its Affiliates, relating to (x) the environmental conditions on, under, or about the NeoStem Real Property or other properties or assets owned, leased, operated or used by NeoStem or any of its Subsidiaries or any predecessor thereto at the present time or in the past, including without limitation, the air, soil and groundwater conditions at such properties or (y) the past or present use, management, handling, transport, treatment, generation, storage, disposal or Release of any Hazardous materials.

                  4.32.2.1 NeoStem has disclosed and made available to CBH all information, including, without limitation, all studies, analyses and test results, in the possession, custody or control of or otherwise known to NeoStem relating to (x) the environmental conditions on, under or about the Real Property or other properties or assets owned, leased, operated or used by NeoStem or any of its Subsidiaries any predecessor in interest thereto at the present time or in the past, and (y) any Hazardous materials used, managed, handled, transported, treated, generated, stored or Released by NeoStem or any of its Subsidiaries or any other Person on, under, about or from any of the NeoStem Real Property, or otherwise in connection with the use or operation of any of the properties and assets of NeoStem or any of its Subsidiaries or their respective businesses.

      4.33 Disclosure. All information disclosed by or on behalf of NeoStem or its Subsidiaries to CBH or its advisers on or prior to the date hereof is true and accurate in all material aspects, and NeoStem is not aware of any other fact or matter which renders any such information misleading because of any omission, ambiguity or for any other reason. All information contained in the Disclosure Statement is true and accurate in all aspects and fairly presented and there is no fact or matter which has not been disclosed in the NeoStem Disclosure Statement which renders any such information untrue or misleading and there is no fact or matter concerning NeoStem or its Subsidiaries which has not on the basis of the utmost good faith been disclosed in the NeoStem Disclosure Statement which would reasonably be expected to influence the decision of CBH to proceed with the Merger on the terms and conditions thereof.

      4.34 NeoStem is currently listed on the American Stock Exchange, Inc. (the "AMEX") and will get the shares of NeoStem Common Stock required to be issued pursuant to this Agreement listed on the AMEX, the New York Stock Exchanges, Inc. or the NASDAQ Stock Market (each, an "Exchange") at the time of the Closing.

                                   ARTICLE V.

                            COVENANTS OF THE PARTIES

      5.1 Access and Information.

            5.1.1 Prior to the Closing, and except for disclosures which would cause CBH or any of its Subsidiaries to waive the attorney-client privilege or otherwise violate Applicable Law or any material confidentiality agreement, NeoStem shall be entitled to make or cause to be made such investigation of CBH and its Subsidiaries, and the financial and legal condition thereof, as NeoStem deems necessary or advisable, and CBH and its Subsidiaries shall cooperate with any such investigation. In furtherance of the foregoing, but not in limitation thereof, CBH shall (a) permit NeoStem and its agents and representatives or cause them to be permitted to have full and complete access to the premises, operating systems, computer systems (hardware and software) and books and records of CBH and its Subsidiaries upon reasonable notice during regular business hours, (b) furnish or cause to be furnished to NeoStem such financial and operating data, projections, forecasts, business plans, strategic plans and other data relating to CBH and its Subsidiaries and their businesses as NeoStem shall request from time to time (including the plant re-location and capacity expansion plan of Erye) and (c) cause its accountants to furnish to NeoStem and its accountants access to all work papers relating to any of the periods covered by financial statements provided by CBH or Erye to NeoStem hereunder.

            5.1.2 Prior to the Closing, and except for disclosures which would cause NeoStem or any of its Subsidiaries to waive the attorney-client privilege or otherwise violate Applicable Law or any material confidentiality agreement, NeoStem shall (a) provide complete and accurate information to CBH and its representatives in response to reasonable requests for information made in order to enable CBH to confirm the accuracy of the representations set forth in
Article IV (including the continuing accuracy of those representations which are not made as of a particular date) and the fulfillment of the covenants of this
Article V and the closing conditions in Sections 6.1 and 6.3 and (b) furnish to CBH complete and accurate information comparable to the types of information heretofore furnished by NeoStem to CBH in connection with the transactions contemplated hereby and such other information as CBH may reasonably request (in light of prevailing circumstances).

            5.1.3 Prior to the Closing, NeoStem shall not use any information provided to it in confidence by CBH for any purposes unrelated to this Agreement. CBH shall not use any information provided to it in confidence by NeoStem for any purposes unrelated to this Agreement. Except with respect to publicly available documents, in the event that this Agreement is terminated,
(a) NeoStem will return to CBH all documents obtained by it from CBH and its Subsidiaries in confidence and any copies thereof in the possession of NeoStem or its agents and representatives or, at the option of NeoStem, NeoStem shall cause all of such documents and all of such copies to be destroyed and shall certify the destruction thereof to CBH and (b) CBH will return to NeoStem all documents obtained by it from NeoStem and its Subsidiaries in confidence and any copies thereof in the possession of CBH or its agents and representatives or, at the option of CBH, CBH shall cause all of such documents and all of such copies to be destroyed and shall certify the destruction thereof to NeoStem. No investigation by NeoStem or CBH heretofore or hereafter made shall modify or otherwise affect the conditions to the obligation of NeoStem and CBH to consummate the transactions contemplated hereby.

      5.2 CBH's Affirmative Covenants. Prior to the Closing, except as otherwise expressly provided herein, CBH shall (and CBH shall cause each of Erye and its other Subsidiaries to):

            5.2.1 conduct its business only in the ordinary and regular course of business consistent with past practices;

            5.2.2 use commercially reasonable efforts to keep in full force and effect its corporate existence and all material rights, franchises, Intellectual Property Rights and goodwill relating or pertaining to its businesses;

            5.2.3 endeavor to retain its employees and preserve its present relationships with customers, suppliers, contractors, distributors and employees, and continue to compensate its employees consistent with past practices;

            5.2.4  use  commercially  reasonable  efforts  to  maintain  the CBH
Intellectual Property Rights so as not to affect adversely the validity or enforcement thereof; maintain its other assets in customary repair, order and condition and maintain insurance reasonably comparable to that in effect on the date of this Agreement;

            5.2.5 maintain its books, accounts and records in accordance with generally accepted accounting principles;

            5.2.6  use   commercially   reasonable   efforts   to   obtain   all
authorizations, consents, waivers, approvals or other actions and to make all filings and applications necessary or desirable to consummate the transactions contemplated hereby, including, without limitation, applications to the Suzhou Bureau of Foreign Trade and Economic Cooperation Foreign Investment Administration Department (the "SBFTEC") for the SBFTEC's approval of the transfer of stock equity in Erye contemplated by this Agreement, and to cause the other conditions to NeoStem's obligation to close to be satisfied;

            5.2.7 promptly notify NeoStem in writing if, prior to the consummation of the Closing, to its knowledge (a) any of the representations and warranties contained in Article III cease to be accurate and complete in all material respects (except for any representation and warranty (i) which is qualified hereunder as to materiality, as to which such notification shall be given if CBH or its Subsidiaries obtain knowledge that such representation and warranty is inaccurate in any respect, or (ii) that addresses matters only as of a particular date, which need only be true and correct as of such date) or (b) CBH fails to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.2.7 shall not limit or otherwise affect the remedies available hereunder to NeoStem; and

            5.2.8 cause the consolidated balance sheets and the related consolidated statements of income and cash flows (including the related notes thereto) of CBH included in CBH SEC Reports filed after the date hereof to comply, in all material respects, with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, to be prepared, in accordance with U.S. generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and to present fairly, in all material respects, the consolidated financial position of CBH and its consolidated Subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to notes and normal year-end adjustments that are not reasonably expected to be, material in amount or effect).

      5.3 NeoStem's Affirmative Covenants. Prior to the Closing, except as otherwise expressly provided herein, NeoStem shall (and NeoStem shall cause each of its Subsidiaries to):

            5.3.1 Conduct its business only in the ordinary and regular course of business consistent with past practices;

            5.3.2 use commercially reasonable efforts to keep in full force and effect its corporate existence and all material rights, franchises, the NeoStem Intellectual Property rights and goodwill relating or obtaining to its businesses;

            5.3.3 endeavor to retain its employees and preserve its present relationships with customers, suppliers, contractors, distributors and employees, and continue to compensate its employees consistent with past practice, which has included equity compensation particularly where available cash has been limited;

            5.3.4 maintain its books, accounts and records in accordance with generally accepted accounting principles;

            5.3.5 use commercially reasonable efforts to obtain all authorizations, consents, waivers, approvals or other actions and to make all filings and applications necessary or desirable to consummate the transactions contemplated hereby and to cause the other conditions to CBH's obligation to close to be satisfied; and

            5.3.6 promptly notify CBH in writing if, prior to the consummation of the Closing, to its knowledge (a) any of the representations and warranties contained in Article IV cease to be accurate and complete in all material respects (except for any representation and warranty (i) which is qualified hereunder as to materiality, as to which such notification shall be given if NeoStem or its Subsidiaries obtain knowledge that such representation and warranty is inaccurate in any respect, or (ii) that addresses matters only as of a particular date, which need only be true and correct as of such date) or (b) NeoStem fails to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.3.5 shall not limit or otherwise affect the remedies available hereunder to CBH;

            5.3.7 cause the consolidated balance sheets and the related consolidated statements of income and cash flows (including the related notes thereto) of NeoStem included in NeoStem SEC Reports filed after the date hereof to comply, in all material respects, with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, to be prepared, in accordance with U.S. generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and to present fairly, in all material respects, the consolidated financial position of NeoStem and its consolidated Subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to notes and normal year-end adjustments that are not reasonably expected to be, material in amount or effect).

      5.4 CBH's Erye's Negative Covenants. Prior to the Closing, without the prior written consent of NeoStem or as otherwise expressly provided herein, CBH will not, and CBH will cause Erye and its other Subsidiaries not to:

            5.4.1 take any action or omit to take any action which would result in CBH's or any of its Subsidiaries' (a) incurring any trade accounts payable outside of the ordinary course of Business or making any commitment to purchase quantities of any item of inventory in excess of quantities normally purchased in the ordinary course of business; (b) increasing any of its indebtedness for borrowed money except in the ordinary course of business; (c) guaranteeing the obligations of any entity other than CBH's Subsidiaries, (d) merging or consolidating with, purchasing substantially all of the assets of, or otherwise acquiring any business or any proprietorship, firm, association, limited liability company, corporation or other business organization; (e) making any representation to anyone indicating any intention of NeoStem or its Subsidiaries to retain, institute, or provide any employee benefit plans; (f) after the Registration Statement and/or Joint Proxy Statement is filed, issuing any shares of the capital stock of any kind of CBH or its Subsidiaries, transferring from the treasury of CBH or its Subsidiaries any shares of the capital stock of CBH or its Subsidiaries, except for CBH Common Stock issuable upon exercise of a CBH Stock Option, CBH Warrant or RimAsia CBH Warrant outstanding on December 31,
2007; (g) issuing or granting any subscriptions, options, rights, warrants, convertible securities or other agreements or commitments to issue, or contracts or any other agreements obligating CBH or its Subsidiaries to issue, or to transfer from treasury, any shares of capital stock of any class or kind, or securities convertible into any such shares; (h) modifying, amending or terminating any material CBH Contract other than in the ordinary course of business that is consistent with past practices; (i) entering into any other transaction outside of the ordinary course of business, except that CBH may extend the terms of or enter into new management and consulting agreements and vendor relationships, or make strategic investments; (j) declaring or paying any dividend or making any distribution with respect to, or purchasing or redeeming, shares of the capital stock of CBH; or (k) selling or disposing of any assets otherwise than in the ordinary course of business of CBH and its Subsidiaries;

            5.4.2 change any method or principle of accounting in a manner that is inconsistent with past practice, except to the extent required by generally accepted accounting principles as advised by CBH's regular independent accountants;

            5.4.3 take any action that would likely result in the representations and warranties set forth in Article III (other than representations made as of a particular date) becoming false or inaccurate in any material respect (or, as to representations and warranties, which, by their terms, are qualified as to materiality, becoming false or inaccurate in any respect);

            5.4.4 incur or create any encumbrances, liens, pledges or security interests on assets other than CBH Permitted Encumbrances;

            5.4.5 except as contemplated herein, take any action or omit to take any action which would materially interfere with NeoStem's rights to compel performance of each of the obligations of CBH under this Agreement;

            5.4.6 take or omit to be taken any action, or permit any of its affiliates to take or to omit to take any action, which would reasonably be expected to result in a CBH Material Adverse Effect;

            5.4.7 grant or otherwise issue any option, warrant or other securities exercisable for or convertible into shares of CBH Common Stock or other capital stock of CBH; or

            5.4.8 agree or commit to take any action precluded by this Section 5.4.

      5.5 NeoStem's Negative Covenants. Prior to the Closing, without the prior written consent of CBH or as otherwise expressly provided herein, NeoStem will not and NeoStem will cause its Subsidiaries not to:

            5.5.1 except as set forth in the last paragraph of this Section 5.5, take any action or omit to take any action which would result in NeoStem's or any of its Subsidiaries' (a) incurring any trade accounts payable outside of the ordinary course of Business or making any commitment to purchase quantities of any item of inventory in excess of quantities normally purchased in the ordinary course of business, other than costs associated with research and development of very small embryonic-like (VSEL) stem cell technology and the establishment of a new research and development laboratory; (b) increasing any of its indebtedness for borrowed money except in the ordinary course of business; (c) guaranteeing the obligations of any entity other than NeoStem's Subsidiaries; (d) declaring or paying any dividend or making any distribution with respect to, or purchasing or redeeming, shares of the capital stock of NeoStem; (e) selling or disposing of any assets otherwise than in the ordinary course of business of NeoStem and its Subsidiaries; (f) making any capital expenditures other than in the ordinary course of business consistent with past practices and in no event in excess of $100,000 individually, excluding capital expenditures associated with the purchase of a flowcytometer and/or cryopreservation tanks; or (g) entering into any other transaction outside of the ordinary course of business, except that NeoStem may extend the terms of or enter into new management and consulting agreements and vendor relationships, or make strategic investments; or (h) merging or consolidating with, purchasing substantially all of the assets of, or otherwise acquiring any business or any proprietorship, firm, association, limited liability company, corporation or other business organization, except for the merger contemplated by this Agreement and the acquisition with Red Cross;

            5.5.2 change any method or principle of accounting in a manner that is inconsistent with past practice, except to the extent required by generally accepted accounting principles as advised by NeoStem's regular independent accountants;

            5.5.3 take any action that would likely result in the representations and warranties set forth in Article IV (other than representations made as of a particular date) becoming false or inaccurate in any material respect (or, as to representations and warranties, which, by their terms, are qualified as to materiality, becoming false or inaccurate in any respect);

            5.5.4 except as contemplated herein, take any action or omit to take any action which would materially interfere with CBH's rights to compel performance of each of the obligations of NeoStem under this Agreement;

            5.5.5 take or omit to be taken any action, or permit any of its affiliates to take or to omit to take any action, which would reasonably be expected to result in a NeoStem Material Adverse Effect;

            5.5.6 amend NeoStem's certificate of incorporation or by-laws, each as amended, in any material manner that does not generally apply to all of NeoStem's stockholders; or

            5.5.7 agree or commit to take any action precluded by this Section 5.5.

            Notwithstanding  any  provision  to the  contrary  contained in this
Agreement, in no event shall NeoStem be prohibited from engaging in or otherwise effecting, and shall be expressly permitted to engage in or otherwise effect, any of the following transactions: (i) the transactions contemplated by this
Agreement, including, without limitation, the Merger, the change in the composition of the NeoStem Board of Directors and the entrance into the Employment Agreements, the Consultant Agreement and the CBC Non-Compete Agreement (each, as defined herein); (ii) the merger or consolidation with, purchase of substantially all of the assets of, or other acquisition of any business or any proprietorship, firm, association, limited liability company, corporation or other business organization so that that parties can move forward with an acquisition of the business of Shangdong Institute (as defined herein), if appropriate; (iii) a stock split, reclassification, combination or other change with respect to shares of NeoStem Common Stock that may be necessary or appropriate for NeoStem to comply with any Exchange listing standards; provided, that the Exchange Ratio shall be adjusted to reflect any such stock split, reclassification, combination or other change; (iv) the amendment, cancelation and reissuance or other modification of any and all outstanding options to purchase shares of NeoStem Common Stock and/or warrants to purchase shares of NeoStem Common Stock immediately prior to the Closing, so that (a) any and all outstanding options to purchase shares of NeoStem Common Stock and/or warrants to purchase shares of NeoStem Common immediately prior to the Closing, may be amended, canceled and reissued, or otherwise modified by NeoStem's Board of Directors (or an appropriate committee thereof) so that the exercise price of each such option and/or warrant shall be as set forth in Section 4.19 of the NeoStem Disclosure Statement, and (b) simultaneously with the Closing, any and all outstanding options to purchase shares of NeoStem Common Stock held by employees, officers, directors or consultants providing services to NeoStem immediately prior to the Closing shall be amended so that vesting is based on the achievement of certain milestones; (v) a financing transaction, whether through the private placement of securities of NeoStem or otherwise; (vi) the adoption of the Equity Compensation Plan or (vii) at the discretion of the Compensation Committee of the NeoStem Board of Directors, the grant or other issuance of options to purchase up to an aggregate of 1,000,000 shares of NeoStem Common Stock under the Equity Compensation Plan or any other equity compensation plan as bonuses in connection with the closing of the transactions contemplated by this Agreement.

      5.6 Closing Documents. CBH shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered, to NeoStem the documents or instruments described in Section 5.2. NeoStem shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered, to CBH the documents or instruments described in Section 5.3.

      5.7 Further Actions. Each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable in light of the circumstances, the Merger and the other transactions contemplated by this Agreement, including without limitation (A) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from Governmental Authorities and the making of all other necessary registrations and filings, (B) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Merger that are necessary to consummate the Merger and the transactions contemplated by this Agreement or required to prevent a NeoStem Material Adverse Effect or a CBH Material Adverse Effect from occurring prior to or after the Effective Time, (C) the preparation of the Prospectus/Joint Proxy Statement and the Registration Statement, the declaration of effectiveness of the Registration Statement by the SEC and the mailing of the Prospectus/Joint Proxy Statement to the stockholders of NeoStem and CBH, (D) if necessary as a result of the circumstances, the amendment of the Registration Statement and Prospectus/Joint Proxy Statement as required by law and (E) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

      5.8 Board of Directors and Officers of NeoStem.

            (i) NeoStem shall use its reasonable best efforts to cause the members of the Board of Directors to consist of the following five members promptly following the Effective Time: Robin Smith, Madam Zhang Jian, Richard Berman, Steven S. Myers and Joseph Zuckerman (the latter three to be independent directors, as defined under the American Stock Exchange listing standards). Within four months following the Effective Time, NeoStem's Board of Directors shall, in accordance with NeoStem's bylaws, as amended, cause the number of members constituting the Board of Directors of NeoStem to be increased from five to seven and to fill the two vacancies created thereby with a designee of RimAsia, who shall initially be Eric Wei, and with an independent director (as defined under the American Stock Exchange listing standards) to be selected by a nominating committee of the Board of Directors of NeoStem.

            (ii) It is anticipated that the key members of NeoStem's management team will remain in place following the Effective Time.

      5.9 Public Announcements. Unless otherwise required by Applicable Laws or requirements of any Exchange on which the NeoStem Common Stock is quoted or listed (and in that event only if time does not permit), at all times prior to the earlier of the Effective Time or termination of this Agreement pursuant to
Section 7.1, NeoStem and CBH shall consult with each other before issuing any press release with respect to the Merger and shall not issue any such press release prior to such consultation.

      5.10 Stockholders' Meetings.

            5.10.1 NeoStem Annual Meeting. Subject to Article VII, NeoStem shall take all action in accordance with the federal securities law, the DGCL, the applicable rules of the Exchange on which the NeoStem Common Stock is listed or quoted, NeoStem's certificate of incorporation, as amended, and NeoStem's by-laws, as amended, necessary to convene the NeoStem Annual Meeting to be held on the earliest practical date as reasonably determined by NeoStem in light of the circumstances, and to obtain the consent and approval of NeoStem's stockholders with respect to the issuance of the Exchanged Securities pursuant to the Merger, including (in the absence of conditions that would justify the termination of this Agreement) recommending such approval to NeoStem's stockholders.

            5.10.2 CBH Special  Meeting.  Subject to Article VII, CBH shall take all action in accordance with the federal securities laws, the DGCL, CBH's certificate of incorporation, as amended, and CBH's by-laws, as amended, necessary to convene the CBH Special Meeting to be held on the earliest practical date as reasonably determined by NeoStem in light of the circumstances, and to obtain the consent and approval of CBH's stockholders with respect to this Agreement and the transactions contemplated hereby, including (in the absence of conditions that would justify the termination of this Agreement) recommending such approval to CBH's stockholders.

      5.11  Preparation  of  the   Prospectus/Joint   Proxy  Statement  and  the
Registration Statement.

            5.11.1  NeoStem,  CBH  and  CBC  shall,  as  soon  as is  reasonably practicable, cooperate to prepare the Prospectus/Joint Proxy Statement to be included in the Registration Statement. Once NeoStem, CBH and CBC consent to the filing of the Prospectus/Joint Proxy Statement with the SEC (which consent shall not be unreasonably withheld), NeoStem shall file the Prospectus/Joint Proxy Statement with the SEC, which filing shall be made on a confidential basis to the extent permitted by the regulations of the SEC with respect to such filings. Consistent with the timing for the NeoStem Annual Meeting and the CBH Special Meeting as determined by NeoStem in accordance with Section 5.10, NeoStem shall, subject to the consent of CBH and CBC (which shall not be unreasonably withheld), prepare and file the Registration Statement with the SEC as soon as is reasonably practicable following clearance of the Prospectus/Joint Proxy
Statement by the SEC and reasonable approval of the Prospectus/Joint Proxy Statement by CBH, CBC and NeoStem and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable thereafter and to maintain the effectiveness of the Registration Statement through the Effective Time. If, at any time prior to the Effective Time, NeoStem, CBH or CBC shall obtain knowledge of any information contained in or omitted from the Registration Statement that would require an amendment or supplement to the Registration Statement or the Prospectus/Joint Proxy Statement, the party obtaining such knowledge will promptly so advise the other parties in writing and each of CBH, CBC and NeoStem will promptly take such action as shall be required to amend or supplement the Registration Statement and/or the Prospectus/Joint Proxy Statement. Each of CBH and CBC shall promptly furnish to NeoStem all financial and other information concerning it as may be required for the Prospectus/Joint Proxy Statement and any supplements or amendments thereto. NeoStem, CBH and CBC shall cooperate in the preparation of the Prospectus/Joint Proxy Statement in a timely fashion and shall use all reasonable efforts to clear the Prospectus/Joint Proxy Statement and the
Registration   Statement  with  the  Staff  of  the  SEC.   Promptly  after  the
Registration Statement is declared effective by the SEC, each of CBH, CBC and NeoStem shall use all reasonable efforts to mail at the earliest practicable date to its stockholders the Prospectus/Joint Proxy Statement, which shall include all information required under Applicable Law to be furnished to CBH's stockholders and NeoStem's stockholders in connection with the Merger, the Spin-Off and the transactions contemplated thereby and shall include the CBH Board Recommendation. NeoStem also shall take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified or submitting to taxation in any jurisdiction in which it is not subject to taxation) required to be taken under any applicable state securities laws in connection with the issuance of NeoStem Common Stock and NeoStem Series C Preferred Stock in the Merger. Notwithstanding any provision herein to the contrary, prior to the time that the Registration Statement is declared effective, the Prospectus/Joint Proxy Statement shall contain the audited consolidated financial statements described in clause "a" of Section 5.16.1.

            5.11.2 (a) Notwithstanding anything contained in this Agreement to the contrary, NeoStem shall not be obligated to take any action under Section
5.11.1 unless and until the following conditions shall have been met: (i) NeoStem shall have received the audited financial statements of CBH and Erye and any other financial information of CBH or its Subsidiaries required for inclusion in the Registration Statement, (ii) NeoStem shall have received pro forma financial statements approved by CBH, Erye and its auditors required to be included in the Registration Statement, under SEC rules, (iii) NeoStem shall have received such auditor comfort letters from its, CBH's and Erye's auditors, tax and other legal opinions from CBH's counsel, the PRC Opinion (as defined herein) and (iv) NeoStem shall have received the opinion of vFinance to the effect that the terms of the Merger are fair to NeoStem's stockholders from a financial point of view (the "NeoStem Fairness Opinion"), each in form and substance reasonably satisfactory to NeoStem.

            (b) While it is the Parties' understanding that the joint preparation and filing with the SEC of the Prospectus/Joint Proxy Statement and Registration Statement by NeoStem, CBH and CBC is permissible under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, there can be no assurance that the SEC will permit such joint filings. Accordingly, notwithstanding anything contained in this Agreement to the contrary, NeoStem shall not be obligated to take any action under Section
5.11.1 with respect to the registration under the Securities Act of shares of CBC Common Stock to be issued pursuant to the Spin-Off if and to the extent the inclusion in the Prospectus/Joint Proxy Statement and/or Registration Statement of such registration is not permitted by the SEC. In such event, CBC shall file a separate registration statement under the Securities Act relating to the registration of the shares of CBC Common Stock to be issued pursuant to the Spin-Off.

      5.12 Merger Subsidiary. Prior to the Effective Time, Subco shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a de minimis amount of cash paid to Subco for the issuance of its stock to NeoStem) or any material liabilities.

      5.13 Exchange Listing. NeoStem shall use its reasonable efforts to cause the NeoStem Common Stock issuable pursuant to the Merger (including, without limitation, the NeoStem Common Stock issuable upon conversion of the NeoStem Series C Preferred Stock or the exercise of the Series B or C Warrants) to be approved for listing on an Eligible Market, subject to official notice of issuance, prior to the Effective Time.

      5.14 CBH Lock-Up and Voting Agreement and Support Agreement. Concurrently herewith, NeoStem, CBH, each director and officer of CBH, RimAsia, Erye, EET and Dr. Wang Taihua and the holder of CBH Series A Preferred stock has entered into the CBH Lock-Up and Voting Agreement. Concurrently herewith CBH shall deliver to NeoStem a Support Agreement, in the form attached hereto as Exhibit E (the "Support Agreement"), pursuant to which each of EET and Erye has agreed to take certain actions in support and furtherance of the transactions contemplated hereby.

      5.15 Subsequent Financial Statements. CBH shall consult with NeoStem prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any CBH SEC Reports after the date of this Agreement.

      5.16 Financial Statements for a Current Report on Form 8-K.

            5.16.1 Prior to the Closing, CBH shall provide, and shall cause Erye to provide, to NeoStem (a) regardless of when the Closing occurs, (i) audited consolidated balance sheets of each of CBH and Erye and its Subsidiaries as of December 31, 2007 and 2006, (ii) audited consolidated statements of income, cash flows and changes in shareholders' equity of each of CBH and Erye and its Subsidiaries for the years ended December 31, 2007, 2006 and 2005, and (iii) an unqualified report with respect to such audited financial statements by Moore Stephens Wurth Frazer & Torbet, LLP, which report shall be in form and substance reasonably satisfactory to NeoStem, and (b) if the Closing occurs on or after November 14, 2008, in addition to the items referred to in clause "a" of this
Section 5.16.1, (i) unaudited consolidated balance sheets of each of CBH and Erye and its respective Subsidiaries as of September 30, 2008 and 2007, (ii) unaudited consolidated statements of income, cash flows and changes in shareholders' equity of each of CBH and Erye and its respective Subsidiaries for the three and nine months ended September 30, 2008 and 2007, and (iii) all other financial statements of CBH or Erye required for any SEC filing to be filed by NeoStem, including, without limitation, pro forma financial statements that give effect to the Spin-Off. Such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and shall conform in all material respects to all provisions of the SEC's Regulation S-X, so that such financial statements meet the requirements for filing by NeoStem with the SEC as required by the SEC's Current Report on Form 8-K. Prior to the Closing, CBC shall provide to NeoStem all financial statements of CBC required for any SEC filing to be filed by NeoStem.

            5.16.2 At the Closing, CBH shall cause Moore Stephens Wurth Frazer & Torbet, LLP to deliver to NeoStem an executed consent, in form and substance reasonably satisfactory to NeoStem and suitable for filing by NeoStem with the SEC, which consent shall authorize NeoStem to file with the SEC the reports delivered pursuant to Section 5.16.1.

            5.16.3 Upon NeoStem's request, contemporaneous with the delivery of the consolidated financial statements described in clause "a" of Section 5.16.1, CBH shall cause Moore Stephens Wurth Frazer & Torbet, LLP to make available to NeoStem and its representatives the work papers generated in connection with such accounting firm's audit of the audited consolidated financial statements delivered pursuant to Section 5.16.1.

            5.16.4 Prior to the Closing, CBH and CBC shall cooperate, and CBH shall cause Erye to cooperate, with NeoStem in providing to NeoStem such consolidated financial statements, financial data and accountants' reports as NeoStem shall reasonably request with respect to any filing that NeoStem shall make under the Securities Act or the Exchange Act.

      5.17 CBC Spin-Off.

            5.17.1 CBH has represented that any and all CBH Payable Obligations are less than $450,000 and will be less than $450,000 as of the Closing Date. The parties have agreed that at or prior to Closing, CBH shall have satisfied all of the CBH Payable Obligations, except that CBH Payable Obligations in the aggregate amount of not more than $225,000 may remain at or after the Closing to be paid, satisfied or otherwise provided for by NeoStem including within such $225,000 to be satisfied by NeoStem (a) NeoStem shall satisfy $97,000 of liabilities due to Globus and Mao by the issuance of shares pursuant to Section
2.7 and (b) NeoStem may negotiate with any other creditor listed on Schedule 3.14(b) of the CBH Disclosure Statement to attempt to settle such liability with NeoStem shares rather than cash and to have such liability be part of its maximum $225,000 obligation hereunder. Neither NeoStem nor the Surviving Company will have any responsibility for CBH Payable Obligations in excess of $225,000. CBH shall take any and all action necessary or appropriate to obtain a release, in the form attached hereto as Exhibit F (each, a "CBH Liability Release"), from each Person to whom any CBH Payable Obligations is, or as of the Closing Date will be, owed (each, a "CBH Creditor"), pursuant to which each such CBH Creditor shall release NeoStem, Subco, CBH and Erye from any and all CBH Payable Obligations except as provided in the prior sentence.

            5.17.2 CBH shall take any and all action necessary or appropriate to obtain any and all authorizations, consents, waivers, approvals or other actions required to be obtained for the Spin-Off.

      5.18 Erye Revenues. Prior to the Closing, CBH shall cause Erye to agree to contribute to NeoStem 6% of the net annual income received by Erye, commencing with the year ending December 31, 2009, in order to fund NeoStem's costs and expenses.

                                  ARTICLE VI.

                                   CONDITIONS

      6.1 Conditions to the Obligations of Each Party. The obligations of CBH, NeoStem and Subco to consummate the Merger shall be subject to the satisfaction (or waiver by each party, to the extent permitted by law) of the following conditions:

            6.1.1 (i) This Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by CBH's stockholders in the manner required by any Applicable Law, and (ii) this Agreement, the amendment of the charter to increase the authorized preferred stock and the issuance of the shares of the Exchanged Securities to be issued in the Merger shall have been approved by NeoStem's stockholders and NeoStem in the manner required by any Applicable Law and the applicable rules of the Exchange on which the NeoStem Common Stock is quoted or listed.

            6.1.2 No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order which is in effect, which would prohibit consummation of the transactions contemplated by this Agreement or which would have a NeoStem Material Adverse Effect after the Effective Time and after giving effect to consummation of the transactions contemplated by this Agreement.

            6.1.3 The SEC shall have declared the Registration Statement effective under the Securities Act, and no stop order or similar restraining order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC or any state securities administrator.

            6.1.4 The shares of NeoStem Common Stock required to be issued pursuant to the Merger (including, without limitation, the NeoStem Common Stock issuable upon the exercise of the Class C Warrants or conversion of the NeoStem Series C Preferred Stock) shall have been approved for listing on the Exchange on which the NeoStem Common Stock is listed or quoted, subject to official notice of issuance.

            6.1.5 Each of Robin Smith and Madam Zhang Jian shall have entered into employment agreements with NeoStem, effective as of the Effective Time, in substantially form and substance reasonably acceptable to NeoStem and each of them of (each, an "Employment Agreement").

            6.1.6 This Agreement, the Erye Letter of Intent to Enter into Amended and Restated Joint Venture Agreement, dated as of the date hereof, among NeoStem, Subco and Erye Economy and Trading Co. Ltd., a Sino-Foreign joint venture with limited liability organized under the laws of the PRC ("EET"), a copy of which is attached hereto as Exhibit G (the "Erye Letter of Intent to Enter into Amended and Restated Joint Venture Agreement"), the Amended and Restated Erye Joint Venture Agreement, in the form attached hereto as Exhibit H (the "Amended and Restated Erye Joint Venture Agreement"), to replace all existing agreements between CBH and EET, and the Articles of Incorporation of Erye, as amended in accordance with Section 6.1.7, shall have been prepared in or translated into Chinese by Erye, and such Chinese versions as shall be legally required shall have been delivered to the relevant PRC and other governmental organizations for inspection and approval, and all such approvals have been obtained. NeoStem, Subco and EET shall have entered into the Amended and Restated Erye Joint Venture Agreement simultaneously with Closing and after such approvals, and the Amended and Restated Erye Joint Venture Agreement shall be in full force and effect. NeoStem, Subco and EET shall have performed all of its obligations under this Agreement, the Erye Letter of Intent to Enter into Amended and Restated Joint Venture Agreement and under the Amended and Restated Erye Joint Venture Agreement.

            6.1.7 The organizational documents of Erye shall be amended in a manner satisfactory as to form and substance to NeoStem, and copies of the amended organizational documents of Erye shall have been provided to NeoStem.

            6.1.8 The result of any and all due diligence, including, but not limited to, legal due diligence, financial due diligence and business due diligence, shall be satisfactory to NeoStem, in its sole discretion. In furtherance of, but without limiting the foregoing, there shall have been a review by NeoStem of (i) the plant relocation and capacity expansion plan of Erye and (ii) financial projections (together with supporting assumptions) of Erye, both of which shall be satisfactory to NeoStem, in its sole discretion.

      6.2 Conditions to NeoStem's and Subco's Obligations. The obligations of NeoStem and Subco to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment (or waiver by NeoStem) prior to or at Closing of each of the following conditions:

            6.2.1 The representations and warranties of CBH set forth in Article
III shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which representations and warranties shall be true in all respects) on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be measured only as of such specified date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitations as to "materiality" or a CBH Material Adverse Effect set forth therein) does not have, and is not reasonably likely to have, individually or in the aggregate, a CBH Material Adverse Effect, provided that the representations and warranties set forth in Sections 3.1, 3.2, 3.5 and 3.19 shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which representations and warranties shall be true in all respects) on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be measured as of such specified date).

            6.2.2 CBH and CBC shall have performed in all material respects each of its obligations under this Agreement and shall have complied in all material respects with each covenant to be performed and complied with by it under this Agreement at or prior to the Closing.

            6.2.3 Since the date of this Agreement, there shall not have occurred any act, event or omission having or reasonably likely to have a CBH Material Adverse Effect.

            6.2.4 CBH, CBC and Erye shall have obtained all authorizations, consents, waivers, approvals or other actions described in Section 6.2.4 of the CBH Disclosure Statement required in connection with the execution, delivery and performance of this Agreement by CBH and its Subsidiaries (the "CBH Approvals") and the CBH Approvals shall be in full force and effect as of the Closing Date. NeoStem shall have obtained all authorizations, consents, waivers, approvals or other actions described in Section 6.2.4 of the NeoStem Disclosure Statement (the "NeoStem Approvals") and the NeoStem Approvals shall be in full force and effect as of the Closing Date.

            6.2.5 NeoStem will receive at Closing $550,000 of unencumbered cash from the LXB litigation settlement.

            6.2.6 There shall not be pending any legal proceeding by any Governmental Authority or other third party which (a) in the reasonable judgment of NeoStem's Board of Directors, is reasonably likely to cause a NeoStem Material Adverse Effect after the Effective Time giving effect to consummation of the transactions contemplated by this Agreement and (b) either (i) challenges or seeks to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement, (ii) seeks to prohibit or limit the ownership or operation by NeoStem, CBH or any of their respective subsidiaries of, or to compel NeoStem, CBH or any of their respective subsidiaries to dispose of or hold separate, any material portion of the business or assets of NeoStem, CBH or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeks to impose limitations on the ability of NeoStem to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Surviving Company or the Erye Ownership, including the right to vote such capital stock of the Surviving Company and Erye on all matters properly presented to the stockholders of the Surviving Company or Erye, or (iv) seeks to prohibit NeoStem or any subsidiary of NeoStem from effectively controlling in any material respect the business or operations of NeoStem or the subsidiaries of NeoStem including the Surviving Company and Erye.

            6.2.7 Prior to or at the Closing, CBH shall have delivered to NeoStem the following:

                  6.2.7.1 a certificate of the Chairman of CBH and Erye (executed on behalf of CBH and Erye), dated the Closing Date, to the effect that
(1) the person signing such certificate is familiar with this Agreement and (2) to such person's knowledge, the conditions specified in Sections 6.2.1, 6.2.2 and 6.2.3 have been satisfied;

                  6.2.7.2 a certificate of the Secretary or Assistant Secretary of CBH and Erye, dated the Closing Date, as to the incumbency of any officer of such entity executing this Agreement or any document related hereto; and

                  6.2.7.3 (a) a copy of (1) the certificate of incorporation, as amended, of CBH, certified by the Delaware Secretary of State and dated not earlier than fifteen days prior to the Closing, (2) a certificate of the Delaware Secretary of State, dated not earlier than fifteen days prior to the Closing and confirming that CBH is in good standing in the State of Delaware,
(3) the by-laws, as amended, of CBH, certified by the Secretary or Assistant Secretary of CBH as of the Closing Date, and (4) the resolutions of CBH's Board of Directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of CBH as of the Closing Date and (b) comparable documentation for Erye.

            6.2.8 All reports of CBH's independent accountants relating to CBH's and Erye's audited consolidated financial statements filed with (or incorporated by reference in any document filed with) the SEC subsequent to the date hereof and prior to the Effective Time shall certify, without qualification or exception, that such financial statements (a) have been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved and (b) fairly present, in all material respects, the consolidated financial position of the entities described therein as of the dates thereof and the consolidated results of operations and consolidated cash flows of such entities for the periods presented.

            6.2.9 NeoStem shall have received opinions of PRC counsel to CBH and its Subsidiaries (the "PRC Opinion") and tax counsel to CBH and its Subsidiaries (the "Tax Opinion"), in the form and substance reasonably satisfactory to NeoStem, including without limitation, with respect to the Merger, the tax-free status of the reorganization, the spin-off, the regulatory status of Erye and the disclosure in the Registration Statement, respectively. Such counsel shall also provide NeoStem with appropriate opinion letters prior to the filing of the Registration Statement and/or Joint Proxy Statement.

            6.2.10 NeoStem shall have received the NeoStem Fairness Opinion prior to the filing of the Registration Statement and/or Joint Proxy Statement and a re-affirmation of such NeoStem Fairness Opinion prior to Closing.

            6.2.11 NeoStem shall have received proof satisfactory to it that CBH has not less than $550,000 in unencumbered cash available for distribution to NeoStem and has settled any and all CBH Payable Obligations subject to Section 5.17.1.

            6.2.12 NeoStem shall have received proof satisfactory to it that the Spin-Off has been consummated or is being consummated simultaneously with the Merger, and that all regulatory, stockholder and other approvals for the Spin-Off have been received by CBH.

            6.2.13 NeoStem shall have received proof satisfactory to it that all CBH Warrants, RimAsia CBH Warrants and shares of CBH Series A Preferred Stock have been terminated and cancelled.

            6.2.14 NeoStem shall have received (i) a true and complete list of any and all CBH Payable Obligations immediately prior to the Closing Date and the name and address of each CBH Creditor thereof; (ii) proof satisfactory to it that all CBH Payable Obligations have been paid, satisfied or otherwise provided for or transferred to CBC; and (iii) a CBH Liability Release from each CBH Creditor.

            6.2.15. The CBH Lock-Up and Voting Agreement shall be in full force and effect, and each director and officer of each of CBH, holder of shares of CBH Series A Preferred Stock, RimAsia, Erye and EET shall have performed all of his, her or its obligations under, and shall not have breached any provision of, the CBH Lock-Up and Voting Agreement. The Support Agreement shall be in full force and effect, and each of EET and Erye shall have performed all of its obligations under, and shall not have breached any provision of, the Support Agreement.

            6.2.16. The Escrow Agreement shall have been executed and delivered by CBC and the Escrow Agent.

            6.2.17. All personnel of each of CBH and Erye who will be personnel of NeoStem, Subco or Erye immediately following the Closing, shall have executed and delivered to NeoStem a Confidentiality, Invention Assignment and Non-Compete Agreement, substantially in form and substance signed by NeoStem's current personnel (the "NeoStem Confidentiality Agreement").

            6.2.18.   Mao  shall  have  executed  and  delivered  to  NeoStem  a consulting agreement, effective as of the Effective Time, in form and substance reasonably acceptable to NeoStem and Mao, which shall include, without limitation a NeoStem Confidentiality Agreement (the "Consulting Agreement").

            6.2.19. CBC shall have executed and delivered to NeoStem a non-competition agreement, effective as of the Effective Time, in form and substance reasonably acceptable to NeoStem and CBC, pursuant to which CBC shall agree, for a period of two (2) years, not to engage in stem cell collection, storage or therapies. ( the "CBC Non-Compete Agreement").

            6.2.20. All of the holders of CBH Common Stock Purchase Warrants shall have agreed in writing to accept the Class C Warrants in exchange thereof pursuant to a Class C Warrant Agreement.

            6.2.21. NeoStem shall have received evidence satisfactory to NeoStem, in its sole discretion, of the satisfaction in full of any and all (i) indebtedness for borrowed money payable by CBH to Globus, including, without limitation, indebtedness in the principal amount of $50,000, plus any and all accrued but unpaid interest thereon or other obligations of CBH to Globus, including expense reimbursement (collectively, the "Globus Obligation") and (ii) indebtedness for borrowed money payable by CBH to Mao, including, without limitation, indebtedness in the principal amount of $40,000, plus any and all accrued but unpaid interest thereon or other obligations (the "Mao Obligation"). NeoStem also shall have received evidence satisfactory to it, in its sole discretion, of the cancelation of the CBH Series A Preferred Stock.

            6.2.22. NeoStem shall have received evidence satisfactory to it that the transfer of stock equity in Erye contemplated by this Agreement shall have been approved by the SBFTEC; that the Merger shall have been approved by Except for the approval of the competent authorities of commerce under the Law on Sino-Foreign Equity Joint Ventures and its implementation regulations; and that any and all requisite registrations with the China State Administration of Foreign Exchange shall have been made.

            6.2.23. NeoStem shall have received evidence reasonably satisfactory to it from each relevant PRC Governmental Authority that CBH and its Subsidiaries are in compliance in all material respects with all applicable Tax Laws and Environmental Laws.

            6.2.24. CBH shall have purchased a six-year prepaid "tail policy" on terms and conditions (in both amount and scope) providing substantially equivalent benefits as the current policies of directors' and officers' liability insurance maintained by CBH and its Subsidiaries with respect to matters arising on or before the Effective Time, the cost of which shall not exceed 150% of the last annual premium paid by CBH prior to the date of this Agreement with respect to its current policies of directors' and officers' liability insurance.

            6.2.25. Erye shall have agreed to contribute to NeoStem 6% of the net annual income received by Erye, commencing with the year ending December 31, 2009, in order to fund NeoStem's costs and expenses, including, without limitation the costs and expenses incurred by NeoStem in connection with the transactions contemplated hereby.

            6.2.26 NeoStem shall have received proof satisfactory to it that PRC national candidates for NeoStem board seats reasonably acceptable to NeoStem have been identified by CBH or Erye and have indicated a willingness to serve.

            6.2.27 Neostem shall be able to consolidate the financial statements of Erye under GAAP.

      6.3 Conditions to CBH's Obligations. The obligations of CBH to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment (or waiver by CBH) at or prior to the Closing of each of the following conditions:

            6.3.1 The representations and warranties of NeoStem and Subco set forth in Article IV shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which representations and warranties shall be true in all respects) on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be measured only as of such specified date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitations as to "materiality" or a NeoStem Material Adverse Effect set forth therein) does not have, and is not reasonably likely to have, individually or in the aggregate, a NeoStem Material Adverse Effect, provided that the representations and warranties set forth in Sections 4.1, 4.2 and 4.19 shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which representations and warranties shall be true in all respects) on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be measured as of such specified date).

            6.3.2 NeoStem and Subco shall have performed in all material respects each of its obligations under this Agreement and shall have complied in all material respects with each covenant to be performed and complied with by NeoStem and Subco under this Agreement at or prior to the Closing.

            6.3.3 NeoStem shall have obtained all of the NeoStem Approvals and the NeoStem Approvals shall be in full force and effect as of the Closing Date.

            6.3.4 Prior to or at the Closing, NeoStem and Subco shall have delivered to CBH the following:

                  6.3.4.1 a certificate of the Chief Executive Officer of NeoStem (executed on behalf of NeoStem), dated the Closing Date, to the effect that (1) the person signing such certificate is familiar with this Agreement and
(2) to such person's  knowledge,  the  conditions  specified in Sections  6.3.1,
6.3.2 and 6.3.5 have been satisfied;

                  6.3.4.2 a certificate of the Secretary or Assistant Secretary of each of NeoStem and Subco, dated the Closing Date, as to the incumbency of any officer of NeoStem and Subco executing this Agreement or any document related hereto;

                  6.3.4.3 a copy of (1) the certificate of incorporation, as amended, of NeoStem, certified by the Delaware Secretary of State and dated not earlier than fifteen days prior to the Closing, (2) a certificate of the Delaware Secretary of State, dated not earlier than fifteen days prior to the Closing and confirming that NeoStem is in good standing in the State of Delaware, (3) the by-laws, as amended, of NeoStem, certified by the Secretary or Assistant Secretary of NeoStem as of the Closing Date, and (4) the resolutions of NeoStem's Board of Directors (or committee thereof) authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of NeoStem as of the Closing Date; and

                  6.3.4.4 a copy of (1) the certificate of incorporation, as amended, of Subco, certified by the Delaware Secretary of State and dated not earlier than fifteen days prior to the Closing, (2) a certificate of the Delaware Secretary of State, dated not earlier than fifteen days prior to the Closing and confirming that Subco is in good standing in the State of Delaware,
(3) the by-laws, as amended, of Subco, certified by the Secretary or Assistant Secretary of Subco as of the Closing Date, and (4) the resolutions of Subco's Board of Directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of Subco as of the Closing Date.

                  6.3.4.5. CBH shall have received opinions of US counsel to NeoStem and its Subsidiaries (the "Legal Opinion") and tax counsel to NeoStem and its Subsidiaries (the "Tax Opinion"), in the form and substance reasonably satisfactory to CBH, including without limitation, with respect to the Merger, the tax-free status of the reorganization, and the disclosure in the Registration Statement, but not with respect to the spin-off or the preferred stock. Such counsel shall also provide CBH with appropriate opinion letters prior to the filing of the Registration Statement and/or Joint Proxy Statement.

            6.3.5 Since the date of this Agreement, there shall not have occurred any act, event or omission having or reasonably likely to have a NeoStem Material Adverse Effect.

            6.3.6 All reports of NeoStem's independent accountants relating to NeoStem's audited consolidated financial statements filed with (or incorporated by reference in any document filed with) the SEC subsequent to the date hereof and prior to the Effective Time shall certify, without qualification or exception, that such financial statements (a) have been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved and (b) fairly present, in all material respects, the consolidated financial position of the entities described therein as of the dates thereof and the consolidated results of operations and consolidated cash flows of such entities for the periods presented.

            6.3.7 NeoStem's Board of Directors and stockholders shall have adopted an equity incentive compensation plan reasonably satisfactory to the Parties.

            6.3.8 NeoStem shall have delivered evidence, satisfactory to CBH, of the filing of the NeoStem Certificate of Designations with the Delaware Secretary of State.

            6.3.9 The Escrow Agreement shall have been executed and delivered by NeoStem and the Escrow Agent and the Escrow Certificates shall have been deposited with the Escrow Agent.

            6.3.10 The NeoStem Lock-Up and Voting Agreement, dated as of the date hereof, among NeoStem, Inc. and each director and officer of NeoStem, a copy of which is attached hereto as Exhibit I (the "NeoStem Lock-Up and Voting Agreement"), shall be in full force and effect, and each director and officer of NeoStem shall have performed all of his, her or its obligations under, and shall not have breached any provision of, the NeoStem Lock-Up and Voting Agreement.

            6.3.11 The Transaction Expenses. NeoStem or the Surviving Company shall pay for all the reasonable Transaction Expenses.

                                  ARTICLE VII.

                            TERMINATION AND AMENDMENT

      7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by CBH's stockholders and/or NeoStem's stockholders):

            7.1.1 by mutual written consent of NeoStem and CBH;

            7.1.2 by either NeoStem or CBH if there shall be any law or regulation that, as supported by the written opinion of outside legal counsel, makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a court or other competent Governmental Authority enjoining NeoStem or CBH from consummating the Merger shall have been entered and such judgment, injunction, order or decree shall have become final and nonappealable;


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

            7.1.3 by either NeoStem or CBH if the Merger shall not have been consummated before the Outside Date (as hereinafter defined), provided, however, that the right to terminate this Agreement under this Section 7.1.3 shall not be available to any party whose failure or whose affiliate's failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

            7.1.4 by either NeoStem or CBH if at the CBH Special Meeting (including any adjournment or postponement thereof) the requisite vote (under all Applicable Laws) of CBH's stockholders to approve the Merger and the transactions contemplated hereby shall not have been obtained;

            7.1.5 by either NeoStem or CBH if at the NeoStem Annual Meeting (including any adjournment or postponement thereof) the requisite vote (under all Applicable Laws and the rules and regulations of the Exchange on which the NeoStem Common Stock is listed or quoted) of NeoStem's stockholders to authorize the issuance of NeoStem Common Stock in the Merger shall not have been obtained;

            7.1.6 by NeoStem if vFinance, acting in good faith and in accordance with recognized professional standards consistent with prior practices, declines to provide NeoStem with opinions, in form and substance satisfactory to NeoStem, and based on reasonable and customary analyses as of the date of any Prospectus/Joint Proxy Statement, and an updated Opinion as of the Closing Date, to the effect that the Merger Consideration is fair to NeoStem and its stockholders from a financial point of view (with such opinions to be delivered immediately prior to the filing of the Registration Statement and the Closing, respectively);

            7.1.7 by either NeoStem or CBH if any representation or warranty made in this Agreement (including without limitation the CBH Disclosure Statement and the NeoStem Disclosure Statement) for its benefit is untrue in any material respect (other than representations and warranties which are qualified as to materiality, which representations and warranties will give rise to termination if untrue in any respect); provided that, in each case, (a) the party seeking to terminate this Agreement is not then in material breach of any material representation or warranty contained in this Agreement, (b) such untrue representation or warranty cannot be or has not been cured within 30 days after receipt of written notice of such breach and (c) in the case of CBH, except for the representations and warranties contained in Sections 3.1, 3.2, 3.5 and 3.19 and in the case of NeoStem, except for the representations and warranties contained in Sections 4.1, 4.2 and 4.19, such untrue representation and warranty has, or is reasonably likely to have, a CBH Material Adverse Effect or a NeoStem Material Adverse Effect, as the case may be and in each case after the Effective Time and after giving effect to consummation of the transactions contemplated by this Agreement;

            7.1.8 by either NeoStem or CBH if the other party shall have defaulted in the performance of any material covenant or agreement under this Agreement; provided that, in each case, (a) the party seeking to terminate this Agreement has complied with its covenants and agreements under this Agreement in all material respects and (b) such failure to comply cannot be or has not been cured within 30 days after receipt of written notice of such default;

            7.1.9 by NeoStem if any authorization, consent, waiver or approval required for the consummation of the transactions contemplated hereby shall require the divestiture or cessation of any of the present business or operations conducted by NeoStem or its Subsidiaries or CBH or its Subsidiaries or shall impose any other material condition or requirement, which divestiture, cessation, condition or requirement, in the reasonable judgment of NeoStem's Board of Directors (or a committee thereof), would be reasonably likely to have a NeoStem Material Adverse Effect after the Effective Time giving effect to consummation of the transactions contemplated by this Agreement;

            7.1.10 by NeoStem, in the event that the conditions to its obligations set forth in Article VI have not been satisfied or waived by the date set for the Closing or in the event that such conditions cannot possibly be satisfied prior to the Outside Date, provided that NeoStem is not then in material breach of any material representation, warranty, covenant or other agreement contained in this Agreement;

            7.1.11 by CBH, in the event that the conditions to its obligations set forth in Article VI have not been satisfied or waived by the date set for the Closing or in the event that such conditions cannot possibly be satisfied prior to the Outside Date, provided that CBH is not then in material breach of any material representation, warranty, covenant or other agreement contained in this Agreement; or

            7.1.12 by NeoStem, upon election by its Board of Directors (or a committee thereof), in the event that the Dissenting Shares represent more than five (5%) of the shares of CBH Common Stock or CBH Preferred Stock held by holders thereof who are entitled to vote on the Merger.

            7.1.13 by NeoStem, if the Spin-Off has not been fully consummated by CBH prior to the Outside Date. For purposes of this Agreement, the "Outside Date" shall mean March 1, 2009.

      7.2 Effect of Termination.

            7.2.1 In the event of the termination of this Agreement  pursuant to
Section 7.1, this Agreement, except for any provisions relating to the confidentiality obligations of the parties hereto to each other and the provisions of this Section 7.2 and Section 8.12, shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. Notwithstanding the foregoing, nothing in this Section
7.2 shall relieve any party to this Agreement of liability for a material breach of any material provision of this Agreement.

      7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors (or committees thereof), at any time before or after adoption of this Agreement by CBH's stockholders, but after any such approval, no amendment shall be made which by law requires further approval or authorization by CBH's stockholders without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      7.4 Extension; Waiver. At any time prior to the Effective Time, NeoStem (with respect to CBH and CBC) and CBH (with respect to NeoStem and Subco) by action taken or authorized by their respective Boards of Directors (or committee thereof), may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

      8.1 No Survival of Representations and Warranties. The representations and warranties made herein by NeoStem and CBH shall not survive the Effective Time and the representations and warranties. This Section 8.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time or after the termination of this Agreement.

      8.2 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile, by overnight courier or sent by certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, or when so received by facsimile or courier, or if mailed, three calendar days after the date of mailing, as follows (or at such other address for a party as shall be specified by like notice):

            8.2.1 if to NeoStem or Subco:

                       NeoStem, Inc.
                       420 Lexington Avenue, Suite 450
                       New York, New York  10170
                       Attention:  Catherine Vaczy
                       Telecopy: (646) 514-7787

                       with a copy (which shall not constitute notice) to:

                       Lowenstein, Sandler PC
                       65 Livingston Avenue
                       Roseland, New Jersey 07068
                       Attention:  Alan Wovsaniker, Esq.
                       Telecopy No.: (973) 597-2565

            8.2.2 if to CBH or CBC:

                      China Biopharmaceuticals, Inc.
                      No. 859, Pan Xu Road
                      Suzhou, Jiangsu Province, China, 215000
                      Attention: Chris Mao
                      Telecopy: _______________

                      with a copy (which shall not constitute notice) to:

                      Troutman Sanders LLP
                      The Chrysler Building
                      405 Lexington Avenue
                      New York, New York  10174
                      Attention:  Howard H. Jiang, Esq.
                      Telecopy:  (212) 704-6288

      8.3 Interpretation.

            8.3.1 When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            8.3.2 For purposes of this Agreement, "knowledge" of a party shall mean the actual knowledge of all officers of such party with a title of executive vice president or higher.

      8.4 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

      8.5 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) and any and all confidentiality agreements previously entered into between NeoStem and CBH or any Subsidiary thereof (collectively, the "Confidentiality Agreements") constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

      8.6  Third-Party  Beneficiaries.  Nothing  in this  Agreement,  express or
implied,   is  intended  or  shall  be  construed  to  create  any   third-party
beneficiaries.

      8.7 Governing Law. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this Agreement, this Agreement shall be governed by the laws of the State of Delaware. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court sitting in the State of Delaware.

      8.8 Consent to Jurisdiction; Venue.

            8.8.1 Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of Delaware and the United States District Court for the District of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto irrevocably agrees that all claims in respect to such action or proceeding shall be heard and determined exclusively in any Delaware state or federal court. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            8.8.2 Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to the Merger, on behalf of itself or its property, by the delivery of copies of such process to such party in the same manner as notice is to be provided pursuant to Section 8.3. Nothing in this Section 8.9 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

      8.9 Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

      8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      8.11 Expenses. Subject to the provisions of Section 8.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with filing, printing and mailing the Registration Statement and the Prospectus/Joint Proxy Statement (including filing fees related thereto but excluding legal and accounting fees and expenses) and the fees and disbursements of any Third Party Firm will be shared equally by NeoStem and CBH.

      8.12 Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

      8.13 No Strict Construction. Each Party acknowledges that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against any Party.

      8.14 Language Translations. Each Party acknowledges that this Agreement has been prepared in English. In the event of a conflict between different translations of these terms, the English translation will govern.

      8.15  Disbursement of the Escrow Shares.  For a period of no more than six
(6) months after the Effective Time, in case the CBH Payable Obligations, excluding the Transaction Expenses, exceed a total of $450,000, such excess shall be paid out of the Escrow Shares (valued at one dollar per share) with a notice provided according to the terms of the Escrow Agreement. CBC shall not be responsible for any payable obligations in excess beyond $450,000 and the Escrow Shares.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, NeoStem, Subco, CBH and CBC have signed this Agreement as of the date first written above.

                                   NEOSTEM, INC.

                                   By: /s/ Robin L. Smith
                                       --------------------------
                                   Name: Robin L. Smith
                                   Title: Chief Executive Officer


                                   CBH ACQUISITION LLC

                                   By: /s/ Robin L. Smith
                                       --------------------------
                                   Name: Robin L. Smith
                                   Title: Chief Executive Officer


                                   CHINA BIOPHARMACEUTICALS
                                   HOLDINGS, INC.

                                   By: /s/ Chris Peng Mao
                                       --------------------------
                                   Name: Chris Peng Mao
                                   Title: Chief Executive Officer


                                   CHINA BIOPHARMACEUTICALS
                                   CORP.

                                   By: /s/ Chris Peng Mao
                                       --------------------------
                                   Name: Chris Peng Mao
                                   Title: Chief Executive Officer


                [Signature Page to Agreement and Plan of Merger]